Filed Pursuant to Rule 424(b)(5)
Registration No. 333-185265

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
3.125% Notes due 2020	$450,000,000	99.856%	$449,352,000	$52,215
4.375% Notes due 2025	$300,000,000	99.637%	$298,911,000	$34,734

(1)	The filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Prospectus Supplement

(To Prospectus dated December 4, 2012)

$450,000,000    3.125% Notes due 2020

$300,000,000    4.375% Notes due 2025

Autodesk, Inc. is offering $450,000,000 of its 3.125% notes due June 15, 2020 (the “2020 notes”) and $300,000,000 of its 4.375% notes due June 15, 2025 (the “2025 notes” and, together with the 2020 notes, the “notes”). The 2020 notes will bear interest at a rate of 3.125% per annum. The 2025 notes will bear interest at a rate of 4.375% per annum. We will pay interest semi-annually on the notes on June 15 and December 15 of each year, beginning December 15, 2015. The 2020 notes will mature on June 15, 2020. The 2025 notes will mature on June 15, 2025.

We may redeem some or all of any series of the notes at any time at the redemption prices described under the heading “Description of Notes — Optional Redemption” in this prospectus supplement. Upon the occurrence of a “change of control repurchase event,” as defined under “Description of Notes — Purchase of Notes upon Change of Control Repurchase Event,” we will be required to make an offer to repurchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to, but not including, the date of repurchase.

The notes are our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness from time to time outstanding. There is no sinking fund for the notes. The notes are not, and are not expected to be, listed on any securities exchange.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement.

	Price to Public (1)	Underwriting Discounts and Commissions	Proceeds to Autodesk (before expenses)
Per 2020 note	99.856%	0.600%	99.256%
2020 notes total	$449,352,000	$2,700,000	$446,652,000
Per 2025 note	99.637%	0.650%	98.987%
2025 notes total	$298,911,000	$1,950,000	$296,961,000
Total	$748,263,000	$4,650,000	$743,613,000

(1)	Plus accrued interest, if any, from June 5, 2015, if settlement occurs after that date.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes on or about June 5, 2015 only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking S.A.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan

Wells Fargo Securities

Co-Managers

Citigroup	Morgan Stanley	US Bancorp

The date of this Prospectus Supplement is June 2, 2015.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Incorporation by Reference” on page S-54 of this prospectus supplement and on page 21 of the accompanying prospectus.

In this prospectus supplement, except as otherwise indicated or unless the context otherwise requires, “Autodesk”, “the Company”, “we”, “us” and “our” refer to Autodesk, Inc. and its consolidated subsidiaries. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Currency amounts in this prospectus supplement are stated in U.S. dollars.

This prospectus supplement and the accompanying prospectus may be used only for the purpose for which they have been prepared. No one is authorized to give information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are any statements that look to future events and consist of, among other things, our business strategies, including those discussed in “Strategy” and “Overview of the Three Months Ended April 30, 2015 and 2014 – Business Outlook” in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2015 filed with the SEC, anticipated net revenue, future GAAP and non-GAAP earnings per share, operating margin, operating expenses, billings, other future financial results (by product type and geography) and subscriptions, the effectiveness of our efforts to successfully manage transitions to new business models and markets, our expectations regarding the continued transition of our business model, our ability to increase our subscription base, expected market trends, including the growth of cloud, mobile and social computing, the effect of unemployment and availability of credit, the effects of weak global economic conditions, the effects of revenue recognition, our backlog, expected trends in certain financial metrics, including expenses and the predictability and ratability of our revenue over time, the impact of acquisitions and investment activities, expectations regarding our cash needs, the effects of fluctuations in exchange rates and our hedging activities on our financial results, our abilities to successfully expand adoption of our products, our ability to gain market acceptance of new businesses and sales initiatives, our ability to successfully increase sales of product suites as part of our overall sales strategy, and the impact of economic volatility and geopolitical activities in certain countries, particularly emerging economy countries, and the resulting effect on our financial results. In addition, forward-looking statements also consist of statements involving expectations regarding product capability and acceptance, continuation of our stock repurchase program, statements regarding our liquidity and short-term and long-term cash requirements, as well as statements involving trend analyses and statements including such words as “may,” “believe,” “could,” “anticipate,” “would,” “might,” “plan,” “expect,” and similar expressions or the negative of these terms or other comparable terminology.

These forward-looking statements speak only as of the date of this prospectus supplement and are subject to business and economic risks. As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors set forth below in the section entitled “Risk Factors,” and in our reports filed with the SEC. We assume no obligation to update the forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before investing in the notes. For a more complete discussion of the information you should consider before investing in the notes, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Our Company

We are a global leader in design software and services, offering customers productive business solutions through powerful technology products and services. We serve customers in the architecture, engineering and construction; manufacturing; and digital media, consumer, and entertainment industries. Our sophisticated software products enable our customers to experience their ideas before they are real. Customers are able to imagine, design, and create their ideas by visualizing, simulating and analyzing real-world performance early in the design process through the creation and manipulation of digital prototypes. These capabilities allow our customers to foster innovation, optimize and improve their designs, save time and money, improve quality, communicate intentions, and collaborate with others. Our professional software products are sold globally, both directly to customers and through a network of resellers and distributors. Additionally, we sell a line of consumer products for digital art, personal design and creativity, and home design. These products are sold over the Internet and in various digital storefronts, including the Apple App Store and the Google Play Store.

Segments

We report based on four reportable operating segments:

•	Architecture, Engineering, and Construction (“AEC”), which accounted for 35% of our net revenue in fiscal 2015;

•	Platform Solutions and Emerging Business (“PSEB”), which accounted for 32% of our net revenue in fiscal 2015;

•	Manufacturing (“MFG”), which accounted for 27% of our net revenue in fiscal 2015; and

•	Media and Entertainment (“M&E”), which accounted for 6% of our net revenue in fiscal 2015.

Our AEC, PSEB, and MFG segments derive revenue from the sale of licenses and subscriptions for software products and services to customers who design, build, and own buildings, infrastructures, and manufactured products. In addition to software products, the AEC, PSEB, and MFG segments offer a range of services, including consulting, support, and training, largely dedicated to enhancing our ability to sell licenses and subscriptions to our software products. Our M&E segment derives revenue from the sale of licenses and subscriptions for software products to creative professionals, post-production facilities, and broadcasters for a variety of applications, including feature films, television programs, commercials, music and corporate videos, interactive game production, web design, and interactive web streaming. In addition, our animation products produced by our M&E segment are often used by customers of products from our other segments for the visualization of their designs.

Products and Services

The principal products and services of these segments include the following:

•

Flagship products, which accounted for approximately 48% of our net revenue in fiscal 2015, are our core standalone horizontal, vertical, and model-based design products including AutoCAD, AutoCAD LT, AutoCAD Mechanical, AutoCAD Civil 3D, AutoCAD Map, AutoCAD Architecture, 3ds Max, and Maya.

•

Suites, which accounted for approximately 36% of our net revenue in fiscal 2015, are a combination of products that target a specific user objective (product design, building design, etc.) and support a set of workflows for that objective, including Autodesk Building Design Suites, Autodesk Product Design Suites, Autodesk Infrastructure Design Suites, and AutoCAD Design Suites.

•

New and Adjacent products, which accounted for approximately 16% of our net revenue in fiscal 2015, are new product offerings as well as products that are not considered flagship or suites, including Moldflow, Alias Design, Autodesk Creative Finishing products, and Vault.

Recent Developments

On May 29, 2015, Autodesk entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”), by and among Autodesk, the lenders from time to time party thereto and Citibank, N.A., as agent. The Amended Credit Agreement amended and restated in its entirety Autodesk’s Amended and Restated Credit Agreement, dated as of May 23, 2013. The Amended Credit Agreement provides for a $400,000,000 unsecured revolving credit facility, with an option by Autodesk to increase the amount of the credit facility by up to an additional $100,000,000, subject to certain terms and conditions as set forth therein. Revolving loans under the Amended Credit Agreement may be borrowed, repaid and reborrowed until May 29, 2020, at which time all amounts borrowed must be repaid. The Amended Credit Agreement requires Autodesk to, among other things, maintain a maximum debt to capitalization ratio and a minimum interest coverage ratio during the term of the credit facility.

We were incorporated in California in April 1982 and were reincorporated in Delaware in May 1994. Our principal executive office is located at 111 McInnis Parkway, San Rafael, California 94903 and the telephone number at that address is (415) 507-5000. Our internet address is www.autodesk.com. Information contained in or accessible through our website is not part of or incorporated by reference into this prospectus supplement or the accompanying prospectus.

The Offering

The summary below describes the principal terms of the notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement and the “Description of Senior Debt Securities” section of the accompanying prospectus contain a more detailed description of the terms of the notes.

Issuer	Autodesk, Inc.

Notes Offered	$450,000,000 aggregate principal amount of our 3.125% notes due June 15, 2020

$300,000,000 aggregate principal amount of our 4.375% notes due June 15, 2025

Maturity Dates	The 2020 notes will mature on June 15, 2020.

The 2025 notes will mature on June 15, 2025.

Interest Rate	The 2020 notes will bear interest at a rate of 3.125% per annum.

The 2025 notes will bear interest at a rate of 4.375% per annum.

Interest Payment Dates	We will pay interest on the notes on June 15 and December 15 of each year, beginning on December 15, 2015.

Ranking	The notes will be senior unsecured obligations of ours and will rank equally with all of our other senior unsecured indebtedness from time to time outstanding, including our outstanding 1.95% notes due 2017 (the “1.95% notes”) and 3.60% notes due 2022 (the “3.60% notes”).

Optional Redemption	We may, at our option, redeem any series of notes, in whole or in part, at any time at the redemption prices determined as set forth under the heading “Description of Notes — Optional Redemption.”

Change of Control Repurchase Event	Upon the occurrence of a “change of control repurchase event,” as defined under “Description of Notes — Purchase of Notes upon Change of Control Repurchase Event,” each holder will have the right to require us to repurchase all or any part of that holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.

Certain Covenants	The indenture governing the notes contains covenants limiting our ability and the ability of our restricted subsidiaries (as defined therein) to:

•	create certain liens;

•	enter into certain sale and leaseback transactions; and

•	consolidate or merge with, or convey, transfer or lease all or substantially all our assets to, another person.

However, each of these covenants is subject to a number of significant qualifications and exceptions. You should read “Description of Notes — Certain Covenants” in this prospectus supplement and “Description of Senior Debt Securities — Certain

Covenants” in the accompanying prospectus for a description of these covenants. Exceptions to these covenants will allow us and our subsidiaries to incur liens with respect to material assets owned by us.

Use of Proceeds	We will use the net proceeds from the sale of the notes for general corporate purposes, including working capital, capital expenditures, acquisitions and strategic transactions and stock repurchases. Although from time to time we may evaluate potential acquisitions and strategic transactions of businesses, technologies or products, we currently do not have any agreements or understandings with respect to any such material acquisitions or strategic transactions.

Denominations	The notes will be issued in minimum denominations of $2,000 and multiples of $1,000 in excess thereof.

Form of Notes	We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Investors may elect to hold the interests in the global notes through any of DTC, the Euroclear System, or Clearstream Banking, S.A., as described under “Description of Notes — Book-Entry; Delivery and Form; Global Notes” and “Description of Notes — Euroclear and Clearstream, Luxembourg” in this prospectus supplement.

Further Issuances	We may, without the consent of existing holders, increase the principal amount of the notes by issuing more notes in the future, on the same terms and conditions (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes), and with the same CUSIP number (unless the additional notes of a series are not fungible for U.S. federal income tax purposes with such series, in which case the additional notes will have a separate CUSIP number), in each case, as the notes being offered by this prospectus supplement. We do not plan to inform the existing holders if we re-open this series of notes to issue and sell additional notes of this series in the future. Additional notes issued in this manner will be consolidated with and will form a single series with the applicable series of notes being offered hereby.

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing in any of the notes offered hereby.

Conflicts of Interest	U.S. Bancorp Investments, Inc., an affiliate of the Trustee, is an underwriter in this transaction. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

Governing Law	The indenture will provide that New York law will govern any action regarding the notes brought pursuant to the indenture.

Trustee	U.S. Bank National Association.

Summary Consolidated Financial Data

The following table presents summary consolidated financial data as of and for the periods indicated. The statements of operations data for the years ended January 31, 2015, January 31, 2014 and January 31, 2013 and the balance sheet data as of January 31, 2015 and January 31, 2014 have been derived from the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2015 filed with the SEC, which is incorporated herein by reference. The statements of operations data for each of the three-month periods ended April 30, 2015 and April 30, 2014 and the balance sheet data as of April 30, 2015 have been derived from the unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2015 filed with the SEC, which is incorporated herein by reference. In the opinion of management, our unaudited summary consolidated financial data reflect all adjustments of a normal recurring and non-recurring nature necessary for a fair statement of such financial data and our interim financial statements have been prepared on the same basis as our audited consolidated financial statements. Interim results are not necessarily indicative of results of operations for the full year. You should read the following table in conjunction with our audited consolidated financial statements and related notes in our Annual Report on Form 10-K for the year ended January 31, 2015 and our unaudited consolidated financial statements and related notes in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2015.

	Fiscal Year Ended			Three Months Ended
	January 31, 2015	January 31, 2014	January 31, 2013	April 30, 2015	April 30, 2014
				(Unaudited)
	(In millions, except per share amounts)
Consolidated Statements of Operations Data:
Net revenue:
License and other	$1,341.4	$1,254.9	$1,364.1	$326.7	$316.2
Subscription	1,170.8	1,019.0	948.1	319.8	276.3

Total net revenue	2,512.2	2,273.9	2,312.2	646.5	592.5

Cost of revenue:
Cost of license and other revenue	208.5	178.7	166.0	53.1	49.3
Cost of subscription revenue	133.6	95.6	72.5	38.7	29.4

Total cost of revenue	342.1	274.3	238.5	91.8	78.7

Operating expenses:
Marketing and sales	998.0	842.6	875.5	253.9	225.4
Research and development	725.2	611.1	600.0	194.5	170.5
General and administrative	283.3	211.8	206.3	75.9	62.5
Amortization of purchased intangibles	39.8	36.5	42.1	8.9	10.9
Restructuring charges, net	3.1	12.8	43.9	—	2.3

Total operating expenses	2,049.4	1,714.8	1,767.8	533.2	471.6

Income from operations	120.7	284.8	305.9	21.5	42.2
Interest and other (expense) income, net	(37.7)	(4.9)	4.1	0.3	(6.6)

Income before income taxes	83.0	279.9	310.0	21.8	35.6
Provision for income taxes	(1.2)	(51.1)	(62.6)	(2.7)	(7.3)

Net income	$81.8	$228.8	$247.4	$19.1	$28.3

Basic net income per share	$0.36	$1.02	$1.09	$0.08	$0.12

Diluted net income per share	$0.35	$1.00	$1.07	$0.08	$0.12

Weighted average shares used in computing basic net income per share	227.1	224.0	226.4	227.2	227.0

Weighted average shares used in computing diluted net income per share	232.4	229.6	231.7	231.7	231.6

	As of
	January 31, 2015	January 31, 2014	April 30, 2015
			(Unaudited)
	(In millions)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$1,410.6	$1,853.0	$1,182.7
Short-term marketable securities	615.8	414.1	648.2
Other current assets	644.9	567.9	510.1
Total assets	4,913.8	4,595.0	4,775.9
Total stockholders’ equity	2,219.2	2,261.5	2,224.4

RISK FACTORS

An investment in the notes involves certain risks. In addition to the other information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, you should carefully consider the following discussion of risks before deciding whether an investment in the notes is suitable for you.

Risks Related to the Offering

The notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The notes are obligations exclusively of Autodesk, Inc. and not of any of our subsidiaries. A portion of our operations is conducted through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the notes). Consequently, the notes will be effectively subordinated to all liabilities of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of April 30, 2015, our subsidiaries had approximately $795.4 million of outstanding liabilities, including trade payables but excluding intercompany liabilities, deferred revenue and liabilities of a type not required to be reflected on a balance sheet in accordance with GAAP (as defined below).

The notes are subject to prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.

The notes are our unsecured general obligations, ranking equally with other senior unsecured indebtedness, including the 1.95% notes and the 3.60% notes. The indenture governing the notes permits us and our subsidiaries to incur additional indebtedness, including secured debt. If we incur any secured debt, our assets will be subject to prior claims by our secured creditors to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes and the previously issued notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

We issued $750.0 million aggregate principal amount of senior unsecured notes in a debt offering in December 2012 and have an existing $400.0 million revolving credit facility, and may incur other debt in the future, including the notes being offered pursuant to this prospectus supplement and the accompanying prospectus, all of which may adversely affect our financial condition and future financial results.

In December 2012, we issued the 1.95% notes in an aggregate principal amount of $400.0 million and the 3.60% notes in an aggregate principal amount of $350.0 million. As each of the 1.95% notes, the 3.60% notes and the notes offered hereby matures, we will have to expend significant resources to either repay or refinance these notes. If we decide to refinance the notes, we may be required to do so on different or less favorable terms or we may be unable to refinance the notes at all, both of which may adversely affect our financial condition.

We also have a $400.0 million revolving credit facility. As of January 31, 2015, we had no outstanding borrowings on the credit facility. We may use the proceeds of any future borrowing under the credit facility for general corporate purposes, or for future acquisitions or expansion of our business. Our existing and future levels of indebtedness may adversely affect our financial condition and future financial results by, among other things:

•	increasing our vulnerability to adverse changes in general economic, industry and competitive conditions;

•

requiring the dedication of a greater than expected portion of our expected cash from operations to service our indebtedness, thereby reducing the amount of expected cash flow available for other purposes, including capital expenditures and acquisitions; and

•	limiting our flexibility in planning for, or reacting to, changes in our business and our industry.

We are required to comply with the covenants set forth in our indenture and revolving credit facility. Our ability to comply with these covenants may be affected by events beyond our control. If we breach any of the covenants and do not obtain a waiver from the note holders or lenders, then, subject to applicable cure periods, any outstanding indebtedness may be declared immediately due and payable. In addition, changes by any rating agency to our credit rating may negatively impact the value and liquidity of our securities. Under certain circumstances, if our credit ratings are downgraded or other negative action is taken, the interest rate payable by us under our revolving credit facility could increase. Downgrades in our credit ratings could also restrict our ability to obtain additional financing in the future and could affect the terms of any such financing.

We may still be able to incur substantially more indebtedness.

The terms of the indenture governing the notes will not prohibit us from incurring substantial indebtedness in the future. If we incur any additional indebtedness that ranks equally with the notes, the holders of that indebtedness will be entitled to share ratably with the holders of the notes, the 1.95% notes and the 3.60% notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company.

The limited covenants in the indenture for the notes and the terms of the notes do not provide protection against some types of important corporate events and may not protect your investment.

The indenture for the notes does not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•

restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore would be structurally senior to the notes;

•	limit our ability to incur secured indebtedness that would effectively rank senior to the notes to the extent of the value of the assets securing the indebtedness;

•	limit our ability to incur indebtedness that is equal in right of payment to the notes;

•	restrict our ability to repurchase or prepay our securities;

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes; or

•	restrict our ability to enter into highly leveraged transactions.

In addition, the limitation on liens and limitation on sale and lease-back transactions covenants with respect to principal property contain exceptions that will allow us to create, grant or incur liens or security interests with respect to our facilities in a number of circumstances. As of the date of this prospectus supplement, neither we nor any of our restricted subsidiaries own any principal property.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events, such as certain acquisitions, refinancings or recapitalizations that could substantially and adversely affect our capital structure and the value of the notes. For these reasons, you should not consider the covenants in the indenture as a significant factor in evaluating whether to invest in the notes.

Changes in our credit ratings may adversely affect your investment in the notes.

The major debt rating agencies routinely evaluate our debt. These ratings are not recommendations to purchase, hold or sell the notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value and liquidity of the notes and increase our corporate borrowing costs.

There may not be active trading markets for the notes.

We cannot assure you that trading markets for the notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any markets that may develop for the notes, your ability to sell your notes or the prices at which you will be able to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities. Any trading markets that develop would be affected by many factors independent of and in addition to the foregoing, including the:

•	propensity of existing holders to trade their positions in each series of the notes;

•	time remaining to the maturity of each series of the notes;

•	outstanding amount of each series of the notes;

•	redemption of each series of the notes; and

•	level, direction and volatility of market interest rates generally.

Redemption may adversely affect your return on the notes.

We have the right to redeem some or all of the notes of each series prior to maturity. We may redeem the notes of each series at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption in a comparable security at an effective interest rate as high as that of the notes of the applicable series.

The provisions in the indenture that govern the notes relating to change of control transactions will not necessarily protect you in the event of a highly leveraged transaction.

The provisions in the indenture will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude required under the definition of change of control repurchase event in the indenture to trigger these provisions, notably that the transactions are accompanied or followed within 60 days by a downgrade in the rating of the notes, following which the notes are no longer rated “investment grade”. Except as described under “Description of Notes — Purchase of Notes upon Change of Control Repurchase Event,” the indenture does not contain provisions that permit the holders of the notes to require us to repurchase the notes in the event of a takeover, recapitalization or similar transaction.

We may not be able to repurchase all of the notes upon a change of control repurchase event, which would result in a default under the notes.

We will be required to repurchase the notes at the option of each holder upon the occurrence of a change of control repurchase event as provided in the indenture governing the notes. However, we may not have sufficient funds to repurchase the notes in cash at the time of any change of control repurchase event. In addition, our ability to repurchase the notes for cash may be limited by law or the terms or other agreements relating to our indebtedness outstanding at the time. Accordingly, we may not be able to satisfy our obligations to repurchase your notes unless we are able to refinance or obtain consents from the holders of such indebtedness. Our failure to repurchase your notes upon a change of control repurchase event would be an event of default under the indenture and could cause a cross-default or acceleration under certain agreements governing our other indebtedness, if any.

You may not be able to determine when a change of control repurchase event has occurred.

The definition of change of control, which is a condition precedent to a change of control repurchase event, includes a phrase relating to the sale, lease or transfer of “all or substantially all” of our assets. There is no precisely established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require us to repurchase your notes as a result of a sale, lease or transfer of less than all of our assets to another individual, group or entity may be uncertain.

The negative covenants in the indenture that govern the notes may have a limited effect.

The indenture governing the notes contains covenants limiting our ability and the ability of our restricted subsidiaries to create certain liens on principal property or the capital stock of restricted subsidiaries, enter into certain sale and leaseback transactions with respect to principal property, and consolidate or merge with, or convey, transfer or lease all or substantially all our assets, taken as a whole, to, another person. The covenants limiting liens and sale and leaseback transactions contain exceptions that will allow us and our restricted subsidiaries to incur liens with respect to material assets. See “Description of Notes — Certain Covenants” in this prospectus supplement and “Description of Senior Debt Securities — Certain Covenants” in the accompanying prospectus. In light of these exceptions and other factors described above, holders of the notes may be structurally or contractually subordinated to new lenders. As of the date of this prospectus supplement, neither we nor any of our restricted subsidiaries own any principal property.

Risks Related to Our Business

Global economic and political conditions may further impact our business, financial results, and financial condition.

As our business has expanded globally, we have increasingly become subject to risks arising from adverse changes in global economic and political conditions. The past several years were characterized by weak global economic conditions, volatile credit markets, relatively high unemployment, increased government deficit spending and debt levels, uncertainty about certain governments’ abilities to repay such debt or to address certain fiscal issues, and volatility in many financial instrument markets. If economic growth in countries where we do business slows, such as Japan, or if such countries experience further economic recessions, customers may delay or reduce technology purchases. This could result in reductions in sales of our products and services, longer sales cycles, and slower adoption of our technologies.

Over the past several years, many of our customers have experienced tighter credit, negative financial news, and weaker financial performance of their businesses and have reduced their workforces, thereby reducing the number of licenses and the number of maintenance contracts they purchase from us. In addition, a number of our customers rely, directly and indirectly, on government spending. Current debt balances of many countries without proportionate increases in revenues have caused many countries to reduce spending and in some cases have forced those countries to restructure their debt in an effort to avoid defaulting under those obligations. This has not only impacted those countries but others that are holders of such debt and those assisting in such restructuring.

These actions may impact, and over the past several years have negatively impacted, our business, financial results, and financial condition. Moreover, our financial performance may be negatively impacted by:

•	lack of credit available to and the insolvency of key channel partners, which may impair our distribution channels and cash flows;

•	counterparty failures negatively impacting our treasury functions, including timely access to our cash reserves and third-party fulfillment of hedging transactions;

•	counterparty failures negatively affecting our insured risks;

•	inability of banks to honor our existing line of credit, which could increase our borrowing expenses or eliminate our ability to obtain short-term financing; and

•	decreased borrowing and spending by our end users on small and large projects in the industries we serve, thereby reducing demand for our products.

Uncertainty about current and future economic and political conditions on us, our customers and partners, makes it difficult for us to forecast operating results and to make decisions about future investments.

A slower economic recovery in industries important to our business may adversely affect our business, financial results, and financial condition. If a macro-economic recovery does not occur as rapidly as anticipated, our ability to meet our long-term financial targets may also be adversely affected.

If we fail to successfully manage our business model transition to cloud-based products and more flexible product licenses, our results of operations could be negatively impacted.

To address the industry transition from personal computer to cloud, social, and mobile computing, we have accelerated our move to the cloud and are offering more flexible product licenses. As part of this transition, we announced in fiscal 2014 that we are discontinuing upgrades after fiscal 2015 and, on February 4, 2015, we also announced that new commercial seats of most standalone software products will be available only by desktop subscription beginning February 1, 2016. Additionally, we plan to discontinue selling new perpetual licenses for suites during fiscal 2017. As a result, we expect to derive an increasing portion of our revenues in the future from subscriptions. This subscription model prices and delivers our products in a way that differs from the historical perpetual pricing and delivery methods. These changes reflect a significant shift from perpetual license sales and distribution of our software in favor of providing our customers the right to access certain of our software in a hosted environment or use downloaded software for a specified subscription period. During our transition, revenue, gross margin, operating margin, earnings per share, deferred revenue, and cash flow from operations will be impacted as more revenue is recognized ratably rather than up front and as new offerings bring a wider variety of price points.

Our ability to achieve our financial objectives is subject to risks and uncertainties. The new offerings require a considerable investment of technical, financial, legal, and sales resources, and a scalable organization. Market acceptance of such offerings is affected by a variety of factors, including but not limited to: security, reliability, performance, current license terms, customer preference, social/community engagement, customer concerns with entrusting a third party to store and manage their data, public concerns regarding privacy and the enactment of restrictive laws or regulations. Whether our business model transition will prove successful and will accomplish our business and financial objectives is subject to numerous uncertainties, including but not limited to: customer demand, attach and renewal rates, channel acceptance, our ability to further develop and scale infrastructure, our ability to include functionality and usability in such offerings that address customer requirements, tax and accounting implications, pricing, and our costs. In addition, the metrics we use to gauge the status of our business model transition may evolve over the course of the transition as significant trends emerge. If we are unable to successfully establish these new offerings and navigate our business model transition in light of the foregoing risks and uncertainties, our results of operations could be negatively impacted.

Our strategy to develop and introduce new products and services exposes us to risks such as limited customer acceptance, costs related to product defects and large expenditures, each of which may not result in additional net revenue or could result in decreased net revenue.

Rapid technological changes, as well as changes in customer requirements and preferences, characterize the software industry. Just as the transition from mainframes to personal computers transformed the industry 30 years ago, we believe our industry is undergoing a similar transition from the personal computer to cloud, mobile, and social computing. Customers are also reconsidering the manner in which they license software products, which requires us to constantly evaluate our business model and strategy. In response, we are focused on providing solutions to enable our customers to be more agile and collaborative on their projects. We are also developing consumer products for digital art, personal design and creativity, and home design. We devote significant resources to the development of new technologies. In addition, we frequently introduce new business models or methods that require a considerable investment of technical and financial resources such as an increase in our portfolio of, and focus on, suites and, most recently, our introduction of flexible license and service offerings. We are making such investments through further development and enhancement of our existing products and services, as well as through acquisitions of new product lines. Such investments may not result in sufficient revenue generation to justify their costs and could result in decreased net revenue. For example, in fiscal 2015, we announced that we would create Spark, a 3D printing software platform for developers to facilitate the advancement of 3D printing technology, and begin manufacturing and selling Ember, an Autodesk-branded 3D printer. If we are not able to meet customer requirements, either with respect to our software or hardware products or the manner in which we provide such products, or if we are not able to adapt our business model to meet our customers’ requirements, our business, financial condition or results of operations may be adversely impacted.

In particular, a critical component of our growth strategy is to have customers of our AutoCAD and AutoCAD LT products expand their portfolios to include our suites and cloud-based services. We want customers using standalone Autodesk products to expand their portfolio with our suites and cloud-based offerings, and we are taking steps to accelerate this migration. At times, sales of licenses of our AutoCAD and AutoCAD LT or standalone Autodesk flagship products have decreased without a corresponding increase in suites product or cloud-based services revenue or without purchases of customer seats to our suites. Should this continue, our results of operations will be adversely affected. Also, adoption of our cloud and mobile computing offerings and changes in the delivery of our software and services to our customers, such as desktop subscription (formally referred to as rental) offerings, will change the way in which we recognize revenue relating to our software and services, with a potential negative impact on our financial performance. The accounting impact of these offerings and other business decisions are expected to result in an increase in the percentage of our ratable revenue, as well as recurring revenue, making for a more predictable business over time, while potentially reducing our upfront perpetual revenue stream.

Our executive management team must act quickly, continuously, and with vision, given the rapidly changing customer expectations and technology advancements inherent in the software industry, the extensive and complex efforts required to create useful and widely accepted products and the rapid evolution of cloud computing, mobile devices, new computing platforms, and other technologies, such as consumer products. Although we have articulated a strategy that we believe will fulfill these challenges, if we fail to execute properly on that strategy or adapt that strategy as market conditions evolve, we may fail to meet our customers’ expectations, fail to compete with our competitors’ products and technology, and lose the confidence of our channel partners and employees. This in turn could adversely affect our business and financial performance.

Our entry into 3D printing presents many of the risks described above concerning developing and introducing new products as well as new risks for us. The manufacturing and 3D printing markets are highly competitive and some of our competitors have superior experience and resources to us. We have limited experience designing, developing, and selling hardware products and no experience developing and selling printers. The market for 3D printing is nascent and may not develop as rapidly as we expect. Our sale of 3D printers could subject us to product and other liability that we do not currently face. If any of these risks materialize, it could adversely affect our business and financial performance as well as our reputation and brand.

Our software is highly complex and may contain undetected errors, defects or vulnerabilities, each of which could harm our business and financial performance.

The software products that we offer are complex, and despite extensive testing and quality control, may contain errors, defects or vulnerabilities. Some errors, defects and vulnerabilities in our software products may only be discovered after the product or service has been released. Any errors, defects or vulnerabilities could result in the need for corrective releases to our software products, damage to our reputation, loss of revenue, an increase in product returns or lack of market acceptance of our products, any of which would likely harm our business and financial performance.

We are dependent on international revenue and operations, exposing us to significant regulatory, global economic, intellectual property, collections, currency exchange rate, taxation, political instability, and other risks, which could adversely impact our financial results.

We are dependent on our international operations for a significant portion of our revenue. International net revenue represented 69%, 71% and 70% of our net revenue for the three months ended April 30, 2015, fiscal years ended 2015 and 2014, respectively. Our international revenue, including that from emerging economies, is subject to general economic and political conditions in foreign markets, including conditions in foreign markets resulting from economic and political conditions in the U.S. Our revenue is also impacted by the relative geographical and country mix of our revenue over time. At times, these factors adversely impact our international revenue, and consequently our business as a whole. Our dependency on international revenue makes us much more exposed to global economic and political trends, which can negatively impact our financial results, even if our results in the U.S. are strong for a particular period. Further, a significant portion of our earnings from our international operations may not be freely transferable to the U.S. due to remittance restrictions, adverse tax consequences or other factors. Our intent is that amounts related to foreign earnings permanently reinvested outside the U.S. will remain outside the U.S., and we will meet our U.S. liquidity needs through ongoing cash flows, external borrowings (such as our senior notes and the notes offered hereby), or both. However, if, in the future, amounts held by foreign subsidiaries are needed to fund our operations in the U.S., or to service our external borrowings, the repatriation of such amounts to the U.S. could result in a significant incremental tax liability in the period in which the decision to repatriate occurs and payment of any such tax liability would reduce the cash available to fund our operations.

We anticipate that our international operations will continue to account for a significant portion of our net revenue, and, as we expand our international development, sales and marketing expertise, will provide significant support to our overall efforts in countries outside of the U.S. Risks inherent in our international operations include:

•	economic volatility;

•	fluctuating currency exchange rates, including risks related to any hedging activities we undertake;

•	unexpected changes in regulatory requirements and practices;

•	delays resulting from difficulty in obtaining export licenses for certain technology;

•	different purchase patterns as compared to the developed world;

•	tariffs, quotas, and other trade barriers and restrictions;

•	transportation delays;

•	operating in locations with a higher incidence of corruption and fraudulent business practices, particularly in emerging economies;

•	increasing enforcement by the U.S. under the Foreign Corrupt Practices Act, adoption of stricter anti-corruption laws in certain countries, including the United Kingdom;

•	difficulties in staffing and managing foreign sales and development operations,

•	local competition;

•	longer collection cycles for accounts receivable;

•	potential changes in tax laws, including possible U.S. and foreign tax law changes that, if enacted, could significantly impact how multinational companies are taxed;

•	tax arrangements with foreign governments, including our ability to meet and renew the terms of those tax arrangements;

•	laws regarding the management of and access to data and public networks;

•	possible future limitations upon foreign owned businesses;

•	increased financial accounting and reporting burdens and complexities;

•	inadequate local infrastructure;

•	greater difficulty in protecting intellectual property;

•	software piracy; and

•	other factors beyond our control, including popular uprisings, terrorism, war, natural disasters, and diseases.

Some of our business partners also have international operations and are subject to the risks described above. Even if we are able to successfully manage the risks of international operations, our business may be adversely affected if our business partners are not able to successfully manage these risks.

Existing and increased competition and rapidly evolving technological changes may reduce our revenue and profits.

The software industry has limited barriers to entry, and the availability of computing devices with continually expanding performance at progressively lower prices contributes to the ease of market entry. The industry is presently undergoing a platform shift from the personal computer to cloud and mobile computing. This shift further lowers barriers to entry and poses a disruptive challenge to established software companies. The markets in which we compete are characterized by vigorous competition, both by entry of competitors with innovative technologies and by consolidation of companies with complementary products and technologies. In addition, some of our competitors in certain markets have greater financial, technical, sales and marketing, and other resources. Furthermore, a reduction in the number and availability of compatible third-party applications, or our inability to rapidly adapt to technological and customer preference changes, including those related to cloud computing, mobile devices, and new computing platforms, may adversely affect the sale of our products. Because of these and other factors, competitive conditions in the industry are likely to intensify in the future. Increased competition could result in price reductions, reduced net revenue and profit margins and loss of market share, any of which would likely harm our business.

We are exposed to fluctuations in currency exchange rates that could negatively impact our financial results and cash flows.

Because we conduct a substantial portion of our business outside the U.S. and we make certain business and resource decisions based on assumptions about foreign currency, we face exposure to adverse movements in foreign currency exchange rates. These exposures may change over time as business practices evolve and economic conditions change, and they could have a material adverse impact on our financial results and cash flows.

We use derivative instruments to manage a portion of our cash flow exposure to fluctuations in foreign currency exchange rates. As part of our risk management strategy, we use foreign currency contracts to manage a portion of our exposures of underlying assets, liabilities, and other obligations, which exist as part of our ongoing business operations. These foreign currency instruments have maturities that extend for one to twelve months in the future, and provide us with some protection against currency exposures. However, our attempts to hedge against these risks may not be completely successful, resulting in an adverse impact on our financial results.

The fluctuations of currencies in which we conduct business can both increase and decrease our overall revenue and expenses for any given fiscal period. Although our foreign currency cash flow hedge program extends beyond the current quarter in order to reduce our exposure to foreign currency volatility, we do not attempt to completely mitigate this risk, and in any case, will incur transaction fees in adopting such hedging programs. Such volatility, even when it increases our revenues or decreases our expenses, impacts our ability to accurately predict our future results and earnings.

If we do not maintain good relationships with the members of our distribution channel, or achieve anticipated levels of sell-through, our ability to generate revenue will be adversely affected. If our distribution channel suffers financial losses, becomes financially unstable or insolvent, or is not provided the right mix of incentives to sell our products, our ability to generate revenue will be adversely affected.

We sell our software products both directly to end-users and through a network of distributors and resellers. For the three months ended April 30, 2015, fiscal 2015 and fiscal 2014, approximately 81%, 83% and 84% of our revenue was derived from indirect channel sales through distributors and resellers, respectively, and we expect that the majority of our revenue will continue to be derived from indirect channel sales in the future. Our ability to effectively distribute our products depends in part upon the financial and business condition of our distributor and reseller network. Computer software distributors and resellers typically are not highly capitalized, have previously experienced difficulties during times of economic contraction and experienced difficulties during the past several years. We have processes to ensure that we assess the creditworthiness of distributors and resellers prior to our sales to them. In the past we have taken steps to support them, and may take additional steps in the future, such as extending credit terms and providing temporary discounts. These steps, if taken, could harm our financial results. If our distributors and resellers were to become insolvent, they would not be able to maintain their business and sales, or provide customer support services, which would negatively impact our business and revenue.

We rely significantly upon major distributors and resellers in both the U.S. and international regions, including the distributor Tech Data Corporation and its global affiliates (“Tech Data”). Tech Data accounted for 26%, 25% and 24% of our total net revenue for the three months ended April 30, 2015, fiscal years ended 2015 and 2014, respectively. Although we believe that we are not substantially dependent on Tech Data, if Tech Data were to experience a significant disruption with its business or if our relationship with Tech Data were to significantly deteriorate, it is possible that our ability to sell to end users would be, at least temporarily, negatively impacted. This could in turn negatively impact our financial results.

Over time, we have modified and will continue to modify aspects of our relationship with our distributors and resellers, such as their incentive programs, pricing to them and our distribution model to motivate and reward them for aligning their businesses with our strategy and business objectives. Changes in these relationships and underlying programs could negatively impact their business and harm our business. In addition, the loss of or a significant reduction in business with those distributors or resellers or the failure to achieve anticipated levels of sell-through with any one of our major international distributors or large resellers could harm our business. In particular, if one or more of such distributors or resellers were unable to meet their obligations with respect to accounts payable to us, we could be forced to write off such accounts and may be required to delay the recognition of revenue on future sales to these customers. These events could have a material adverse effect on our financial results.

Our financial results fluctuate within each quarter and from quarter to quarter making our future revenue and financial results difficult to predict.

Our quarterly financial results have fluctuated in the past and will continue to do so in the future. These fluctuations could cause our stock price to change significantly or experience declines. We also provide investors with quarterly and annual financial forward-looking guidance that could prove to be inaccurate as a result of these fluctuations. In addition to the other factors described in “Risk Factors,” some of the factors that could cause our financial results to fluctuate include:

•	general market, economic, business, and political conditions in particular geographies, including Europe, APAC, and emerging economies;

•	failure to produce sufficient revenue, billings or subscription growth, and profitability;

•	failure to achieve anticipated levels of customer acceptance to our business model transition, including the impact of the end of upgrades and perpetual licenses;

•	weak or negative growth in one or more of the industries we serve, including AEC, manufacturing, and digital media and entertainment markets;

•	fluctuations in foreign currency exchange rates and the effectiveness of our hedging activity;

•	failure to achieve and maintain cost reductions and productivity increases;

•	dependence on and the timing of large transactions;

•	changes in product mix, pricing pressure or changes in product pricing;

•	changes in billings linearity;

•	the ability of governments around the world to adopt fiscal policies, meet their financial and debt obligations, and to finance infrastructure projects;

•	lower growth or contraction of our maintenance program;

•	restructuring or other accounting charges and unexpected costs or other operating expenses;

•	failure to expand our AutoCAD and AutoCAD LT customer base to related design products and services;

•	our inability to rapidly adapt to technological and customer preference changes, including those related to cloud computing, mobile devices, new computing platforms, and 3D printing;

•	the timing of the introduction of new products by us or our competitors;

•	the success of new business or sales initiatives and increasing our portfolio of product suites;

•	the financial and business condition of our reseller and distribution channels;

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failure to accurately predict the impact of acquired businesses or to identify and realize the anticipated benefits of acquisitions, and successfully integrate such acquired businesses and technologies;

•	perceived or actual technical or other problems with a product or combination of products;

•	unexpected or negative outcomes of matters and expenses relating to litigation or regulatory inquiries;

•	increases in cloud services-related expenses;

•	security breaches and potential financial penalties to customers and government entities;

•	timing of additional investments in the development of our platform or deployment of our services;

•	timing of product releases and retirements;

•	changes in tax laws or regulations, tax arrangements with foreign governments or accounting rules, such as increased use of fair value measures;

•	changes in revenue recognition or other accounting guidelines employed by us and/or established by the Financial Accounting Standards Board or other rule-making bodies;

•	changes in sales compensation practices;

•	failure to effectively implement our copyright legalization programs, especially in developing countries;

•	failure to achieve sufficient sell-through in our channels for new or existing products;

•	renegotiation or termination of royalty or intellectual property arrangements;

•	interruptions or terminations in the business of our consultants or third-party developers;

•	the timing and degree of expected investments in growth and efficiency opportunities;

•	failure to achieve continued success in technology advancements;

•	catastrophic events or natural disasters;

•	regulatory compliance costs;

•	potential goodwill impairment charges related to prior acquisitions;

•	failure to appropriately estimate the scope of services under consulting arrangements; and

•	adjustments arising from ongoing or future tax examinations.

We have also experienced fluctuations in financial results in interim periods in certain geographic regions due to seasonality or regional economic or political conditions. In particular, our financial results in Europe during our third quarter are usually affected by a slower summer period, and our Asia Pacific operations typically experience seasonal slowing in our third and fourth quarters.

Our operating expenses are based in part on our expectations for future revenue and are relatively fixed in the short term. Accordingly, any revenue shortfall below expectations has had, and in the future could have, an immediate and significant adverse effect on our profitability. Greater than anticipated expenses or a failure to maintain rigorous cost controls would also negatively affect profitability.

Our business could suffer as a result of risks, costs, and charges associated with strategic acquisitions and investments.

We regularly acquire or invest in businesses, software products and technologies that are complementary to our business through acquisitions, strategic alliances or equity or debt investments. For example, in fiscal 2015 we acquired Delcam, a leading supplier of advanced CADCAM and industrial measurement solutions for the manufacturing industry. The risks associated with such acquisitions include, among others, the difficulty of assimilating products, operations and personnel, inheriting liabilities such as intellectual property infringement claims, the failure to realize anticipated revenue and cost projections, the requirement to test and assimilate the internal control processes of the acquired business in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), and the diversion of management’s time and attention.

In addition, such acquisitions and investments involve other risks such as:

•	the inability to retain customers, key employees, vendors, distributors, business partners, and other entities associated with the acquired business;

•	the potential that due diligence of the acquired business or product does not identify significant problems;

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exposure to litigation or other claims in connection with, or inheritance of claims or litigation risk as a result of, an acquisition, including but not limited to, claims from terminated employees, customers, or other third parties;

•	the potential for incompatible business cultures;

•	significant higher than anticipated transaction or integration-related costs;

•	potential additional exposure to fluctuations in currency exchange rates; and

•	the potential impact on relationships with existing customers, vendors, and distributors as business partners as a result of acquiring another business.

We may not be successful in overcoming such risks, and such acquisitions and investments may negatively impact our business. In addition, such acquisitions and investments have in the past and may in the future contribute to potential fluctuations in our quarterly financial results. These fluctuations could arise from transaction-related costs and charges associated with eliminating redundant expenses or write-offs of impaired assets recorded in connection with acquisitions and investments. These costs or charges could negatively impact our financial results for a given period, cause quarter to quarter variability in our financial results or negatively impact our financial results for several future periods.

Because we derive a substantial portion of our net revenue from a small number of products, including our AutoCAD-based software products and suites, if these products are not successful, our revenue will be adversely affected.

We derive a substantial portion of our net revenue from sales of licenses of a limited number of our products, including AutoCAD software, products based on AutoCAD, which include our suites that serve specific markets and products that are interoperable with AutoCAD. Any factor adversely affecting sales of these products, including the product release cycle, market acceptance, product competition, performance and reliability, reputation, price competition, economic and market conditions, and the availability of third-party applications, would likely harm our financial results. During the three months ended April 30, 2015, and fiscal years ended 2015 and 2014, combined revenue from our AutoCAD and AutoCAD LT products, not including suites having AutoCAD or AutoCAD LT as a component, represented 25%, 28% and 30% of our total net revenue.

A breach of security in our products, services or computer systems may compromise the integrity of our products or services, harm our reputation, create additional liability and adversely impact our financial results.

We make significant efforts to maintain the security and integrity of our source code and computer systems. The risk of a security breach or disruption, particularly through cyber attack or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has increased as the number, intensity, and sophistication of attempted attacks and intrusions from around the world have increased. These threats include but are not limited to identity theft, unauthorized access, DNS attacks, wireless network attacks, viruses and worms, advanced persistent threat (APT), application centric attacks, peer-to-peer attacks, phishing, backdoor trojans, and distributed denial of service (DDoS) attacks. Any of the foregoing could attack our products, services or computer systems. Despite significant efforts to create security barriers to such programs, it is virtually impossible for us to entirely eliminate this risk. Like all software, our software is vulnerable to cyber attacks. In the past, hackers have targeted our software, and they may do so in the future. The impact of cyber attacks could disrupt the proper functioning of our software products or services, cause errors in the output of our customers’ work, allow unauthorized access to sensitive, proprietary or confidential information of ours or our customers, and other destructive outcomes. Moreover, as we continue to invest in new lines of consumer products and services we are exposed to increased security risks and the potential for unauthorized access to, or improper use of, the information of our consumer users. If any of the foregoing were to occur, our reputation may suffer, customers may stop buying our products or services, we could face lawsuits and potential liability, and our financial performance could be negatively impacted.

We rely on third-parties to provide us with a number of operational services, including hosting and delivery and certain of our customer services and other operations; any interruption or delay in service from these third parties, breaches of security or privacy, or failures in data collection could expose us to liability, harm our reputation, and adversely impact our financial performance.

We rely on hosted computer services from third parties for services that we provide our customers and computer operations for our internal use. As we gather customer data and host certain customer data in third-party facilities, a security breach could compromise the integrity or availability or result in the theft of customer data. In addition, our operations could be negatively affected in the event of a security breach, and we could be subject to the loss or theft of confidential or proprietary information, including source code.

Unauthorized access to this data may be obtained through break-ins, breaches of our secure networks by unauthorized parties, employee theft or misuse, or other misconduct. We rely on a number of third-party suppliers in the operation of our business for the provision of various services and materials that we use in the operation of our business and production of our products. We may from time to time rely on a single or limited number of suppliers, or upon suppliers in a single country, for these services or materials. The inability of such third parties to satisfy our requirements could disrupt our business operations or make it more difficult for us to implement our business strategy. If any of these situations were to occur, our reputation could be harmed, we could be subject to third-party liability, including under data protection and privacy laws in certain jurisdictions, and our financial performance could be negatively impacted.

If we are not able to adequately protect our proprietary rights, our business could be harmed.

We rely on a combination of patent, copyright and trademark laws, trade secret protections, confidentiality procedures, and contractual provisions to protect our proprietary rights. Despite such efforts to protect our proprietary rights, unauthorized parties from time to time have copied aspects of our software products or have obtained and used information that we regard as proprietary. Policing unauthorized use of our software products is time-consuming and costly. We are unable to measure the extent to which piracy of our software products exists and we expect that software piracy will remain a persistent problem, particularly in emerging economies. Furthermore, our means of protecting our proprietary rights may not be adequate.

Additionally, we actively protect the secrecy of our confidential information and trade secrets, including our source code. If unauthorized disclosure of our source code occurs, we could potentially lose future trade secret protection for that source code. The loss of future trade secret protection could make it easier for third parties to compete with our products by copying functionality, which could adversely affect our financial performance and our reputation. We also seek to protect our confidential information and trade secrets through the use of non-disclosure agreements with our customers, contractors, vendors, and partners. However, it is possible that our confidential information and trade secrets may be disclosed or published without our authorization. If this were to occur, it may be difficult and/or costly for us to enforce our rights, and our financial performance and reputation could be negatively impacted.

We may face intellectual property infringement claims that could be costly to defend and result in the loss of significant rights.

As more software patents are granted worldwide, the number of products and competitors in our industry segments grows and the functionality of products in different industry segments overlaps, we expect that software product developers will be increasingly subject to infringement claims. Infringement or misappropriation claims have in the past been, and may in the future be, asserted against us, and any such assertions could harm our business. Additionally, certain patent holders without products have become more aggressive in threatening and pursuing litigation in attempts to obtain fees for licensing the right to use patents. Any such claims or threats, whether with or without merit, have been and could in the future be time-consuming to defend, result in costly litigation and diversion of resources, cause product shipment delays, or require us to enter into royalty or licensing agreements. In addition, such royalty or license agreements, if required, may not be available on acceptable terms, if at all, which would likely harm our business.

A significant portion of our revenue is generated through maintenance revenue; decreases in maintenance attach or renewal rates or a decrease in the number of new licenses we sell would negatively impact our future revenue and financial results.

Our maintenance customers have no obligation to attach maintenance to their initial license or renew their maintenance contract after the expiration of their initial maintenance period, which is typically one year. Our customers’ attach and renewal rates may decline or fluctuate as a result of a number of factors, including the overall global economy, the health of their businesses, and the perceived value of the maintenance program. If our customers do not attach maintenance to their initial license or renew their maintenance contract for our products, our maintenance revenue will decline and our financial results will suffer.

In addition, a portion of the growth of our maintenance revenue has typically been associated with growth of the number of licenses that we sell. Any reduction in the number of licenses that we sell, even if our customers’ attach rates do not change, will have a negative impact on our future maintenance revenue. This in turn would impact our business and harm our financial results.

We recognize maintenance revenue ratably over the term of the maintenance contracts, which is predominantly one year, but may also range up to five years. Decreases in maintenance billings will negatively impact future maintenance revenue, however future maintenance revenue will also be impacted by other factors such as the amount, timing, and mix of contract terms of future billings.

From time to time we realign or introduce new business and sales initiatives; if we fail to successfully execute and manage these initiatives, our results of operations could be negatively impacted.

As part of our effort to accommodate our customers’ needs and demands and the rapid evolution of technology, we from time to time evolve our business and sales initiatives such as realigning our development and marketing organizations, and expanding our portfolio of suites and our offering of software as a service, and realigning our internal resources in an effort to improve efficiency. We may take such actions without clear indications that they will prove successful, and at times, we have been met with short-term challenges in the execution of such initiatives. Market acceptance of any new business or sales initiative is dependent on our ability to match our customers’ needs at the right time and price. Often we have limited prior experience and operating history in these new areas of emphasis. If any of our assumptions about expenses, revenue or revenue recognition principles from these initiatives proves incorrect, or our attempts to improve efficiency are not successful, our actual results may vary materially from those anticipated, and our financial results will be negatively impacted.

Our business could be adversely affected if we are unable to attract and retain key personnel.

Our success and ability to invest and grow depend largely on our ability to attract and retain highly skilled technical, professional, managerial, sales, and marketing personnel. Historically, competition for these key personnel has been intense. The loss of services of any of our key personnel (including key personnel joining our company through acquisitions), the inability to retain and attract qualified personnel in the future, or delays in hiring required personnel, particularly engineering and sales personnel, could make it difficult to meet key objectives, such as timely and effective product introductions and financial goals.

Changes in laws and/or regulations related to the Internet or related to privacy and data security concerns may impact our business or expose us to increased liability.

The future success of our business depends upon the continued use of the Internet as a primary medium for commerce, communication, and business applications. Federal, state, or foreign government bodies or agencies have in the past adopted, and may in the future adopt, laws or regulations affecting data privacy and the transmission of certain types of content using the Internet. For example, the State of California has adopted legislation requiring operators of commercial websites and mobile applications that collect personal information from California residents to conspicuously post and comply with privacy policies that satisfy certain requirements. Several other U.S. states have adopted legislation requiring companies to protect the security of personal information that they collect from consumers over the Internet, and more states may adopt similar legislation in the future. Additionally, the Federal Trade Commission has used its authority under Section 5 of the Federal Trade Commission Act to bring actions against companies for failing to maintain adequate security for personal information collected from consumers over the Internet and for failing to comply with privacy-related representations made to Internet users. The U.S. Congress has at various times proposed federal legislation intended to protect the privacy of Internet users and the security of personal information collected from Internet users that would impose additional compliance burdens upon companies collecting personal information from Internet users, and the U.S. Congress may adopt such legislation in the future. The European Union also has adopted various directives regulating data privacy and security and the transmission of content using the Internet involving residents of the European Union, including those directives known as the Data Protection Directive, the E-Privacy Directive, and the Privacy and Electronic Communications Directive, and may adopt similar directives in the future. Several other countries, including Canada and several Latin American and Asian countries, have constitutional protections for, or have adopted legislation protecting, individuals’ personal information. Additionally, some federal, state, or foreign governmental bodies have established laws that seek to censor the transmission of certain types of content over the Internet or require that individuals be provided with the ability to permanently delete all electronic personal information, such as the German Multimedia Law of 1997.

Given the variety of global privacy and data protection regimes, it is possible we may find ourselves subject to inconsistent obligations. For instance, the USA Patriot Act is considered by some to be in conflict with certain directives of the European Union. Situations such as these require that we make prospective determinations regarding compliance with conflicting regulations. Increased enforcement of existing laws and regulations, as well as any laws, regulations or changes that may be adopted or implemented in the future, could limit the growth of the use of public cloud applications or communications generally, result in a decline in the use of the Internet and the viability of Internet-based applications, and require implementation of additional technological safeguards.

Our investment portfolio consists of a variety of investment vehicles in a number of countries that are subject to interest rate trends, market volatility, and other economic factors. If general economic conditions decline, this could cause the credit ratings of our investments to deteriorate, illiquidity in the financial marketplace, and we may experience a decline in interest income, and an inability to sell our investments, leading to impairment in the value of our investments.

It is our policy to invest our cash, cash equivalents, and marketable securities in highly liquid instruments with, and in the custody of, financial institutions with high credit ratings and to limit the amounts invested with any one institution, type of security, and issuer. However, we are subject to general economic conditions, interest rate trends, and volatility in the financial marketplace that can affect the income that we receive from our investments, the net realizable value of our investments (including our cash, cash equivalents, and marketable securities) and our ability to sell them. In the U.S., for example, the yields on our portfolio securities are very low due to general economic conditions. Any one of these factors could reduce our investment income, or result in material charges, which in turn could impact our overall net income and earnings per share.

From time to time we make direct investments in privately held companies. The privately held companies in which we invest are considered inherently risky. The technologies and products these companies have under development are typically in the early stages and may never materialize, which could result in a loss of all or a substantial part of our initial investment in these companies. The evaluation of privately held companies is based on information that we request from these companies, which is not subject to the same disclosure regulations as U.S. publicly traded companies, and as such, the basis for these evaluations is subject to the timing and accuracy of the data received from these companies.

A loss on any of our investments may cause us to record an other-than-temporary impairment charge. The effect of this charge could impact our overall net income and earnings per share. In any of these scenarios, our liquidity may be negatively impacted, which in turn may prohibit us from making investments in our business, taking advantage of opportunities and potentially meeting our financial obligations as they come due.

We are subject to legal proceedings and regulatory inquiries, and we may be named in additional legal proceedings or become involved in regulatory inquiries in the future, all of which are costly, distracting to our core business and could result in an unfavorable outcome, or a material adverse effect on our business, financial condition, results of operations, cash flows or the trading prices for our securities.

We are involved in legal proceedings and receive inquiries from regulatory agencies. As the global economy has changed and our business has evolved, we have seen an increase in litigation activity and regulatory inquiries. Like many other high technology companies, the number and frequency of inquiries from U.S. and foreign regulatory agencies we have received regarding our business and our business practices, and the business practices of others in our industry, have increased in recent years. In the event that we are involved in significant disputes or are the subject of a formal action by a regulatory agency, we could be exposed to costly and time consuming legal proceedings that could result in any number of outcomes. Any claims or regulatory actions initiated by or against us, whether successful or not, could result in expensive costs of defense, costly damage awards, injunctive relief, increased costs of business, fines or orders to change certain business practices, significant dedication of management time, diversion of significant operational resources, or otherwise harm our business. In any of these cases, our financial results, results of operations, cash flows or the trading prices for our securities, including the notes offered hereby, could be negatively impacted.

Changes in existing financial accounting standards or practices, or taxation rules or practices may adversely affect our results of operations.

Changes in existing accounting or taxation rules or practices, new accounting pronouncements or taxation rules, or varying interpretations of current accounting pronouncements or taxation practice could have a significant adverse effect on our results of operations or the manner in which we conduct our business. Further, such changes could potentially affect our reporting of transactions completed before such changes are effective.

For example, the U.S.-based Financial Accounting Standards Board (“FASB”) is currently working together with the International Accounting Standards Board (“IASB”) on several projects to further align accounting principles and facilitate more comparable financial reporting between companies who are required to follow U.S. Generally Accepted Accounting Principles (“GAAP”) under SEC regulations and those who are required to follow International Financial Reporting Standards (“IFRS”) outside of the U.S. These efforts by the FASB and IASB may result in different accounting principles under GAAP that may result in materially different financial results for us in areas including, but not limited to principles for recognizing revenue and lease accounting.

It is not clear if or when these potential changes in accounting principles may become effective, whether we have the proper systems and controls in place to accommodate such changes and the impact that any such changes may have on our consolidated financial position, results of operations and cash flows. In addition, as we evolve and change our business and sales models, we are currently unable to determine how these potential changes may impact our new models, particularly in the area of revenue recognition.

We regularly invest resources to update and improve our information technology systems. Should our investments not succeed, or if delays or other issues with new or existing internal technology systems disrupt our operations, our business could be harmed.

We rely on our network and data center infrastructure, technology systems and our websites for our development, marketing, operational, support, sales, accounting, and financial reporting activities. We are continually investing resources to update and improve these systems and environments in order to meet the growing and evolving requirements of our business and customers. Such improvements are often complex, costly, and time consuming. In addition, such improvements can be challenging to integrate with our existing technology systems, or uncover problems with our existing technology systems. Unsuccessful implementation of hardware or software updates and improvements could result in disruption in our business operations, loss of revenue, errors in our accounting and financial reporting, or damage to our reputation.

Although we believe we currently have adequate internal control over financial reporting, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading prices of the notes.

Pursuant to Section 404 of Sarbanes-Oxley, we are required to furnish a report by our management on our internal control over financial reporting. The report contains, among other matters, an assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal year, including a statement as to whether or not our internal control over financial reporting is effective. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by management or our auditor.

Although we have determined that our internal control over financial reporting was effective as of January 31, 2015, as indicated in our Management Report on Internal Control over Financial Reporting, included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2015, we must continue to monitor and assess our internal control over financial reporting.

If our management or our auditor identifies one or more material weaknesses in our internal control over financial reporting and such weakness remains uncorrected at fiscal year-end, we will be unable to assert such internal control is effective at fiscal year-end. If we are unable to assert that our internal control over financial reporting is effective at fiscal year-end (or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal controls or concludes that we have a material weakness in our internal controls), we could lose investor confidence in the accuracy and completeness of our financial reports, which would likely have an adverse effect on our business and the trading prices of the notes.

In preparing our financial statements we make certain assumptions, judgments, and estimates that affect amounts reported in our consolidated financial statements, which, if not accurate, may significantly impact our financial results.

We make assumptions, judgments, and estimates for a number of items, including the fair value of financial instruments, goodwill, long-lived assets and other intangible assets, the realizability of deferred tax assets, and the fair value of stock awards. We also make assumptions, judgments, and estimates in determining the accruals for employee related liabilities including commissions, bonuses, and sabbaticals; and in determining the accruals for uncertain tax positions, partner incentive programs, product returns reserves, allowances for doubtful accounts, asset retirement obligations, and legal contingencies. These assumptions, judgments, and estimates are drawn from historical experience and various other factors that we believe are reasonable under the circumstances as of the date of the consolidated financial statements. Actual results could differ materially from our estimates, and such differences could significantly impact our financial results.

Our financial results could be negatively impacted if our tax positions are overturned by tax authorities.

We are a U.S.-based multinational company subject to tax in multiple U.S. and foreign tax jurisdictions. Our effective tax rate is based on our expected geographic mix of earnings, statutory rates, intercompany transfer pricing, and enacted tax rules. Significant judgment is required in determining our effective tax rate and in evaluating our tax positions on a worldwide basis. We believe our tax positions, including intercompany transfer pricing policies, are consistent with the tax laws in the jurisdictions in which we conduct our business. It is possible that these positions may be overturned by jurisdictional tax authorities and may have a significant impact on our effective tax rate.

We rely on third-party technologies and if we are unable to use or integrate these technologies, our product and service development may be delayed and our financial results negatively impacted.

We rely on certain software that we license from third parties, including software that is integrated with internally developed software and used in our products to perform key functions. These third-party software licenses may not continue to be available on commercially reasonable terms, and the software may not be appropriately supported, maintained or enhanced by the licensors. The loss of licenses to, or inability to support, maintain, and enhance any such software could result in increased costs, or in delays or reductions in product shipments until equivalent software can be developed, identified, licensed, and integrated, which would likely harm our business.

Disruptions with licensing relationships and third-party developers could adversely impact our business.

We license certain key technologies from third parties. Licenses may be restricted in the term or the use of such technology in ways that negatively affect our business. Similarly, we may not be able to obtain or renew license agreements for key technology on favorable terms, if at all, and any failure to do so could harm our business.

Our business strategy has historically depended in part on our relationships with third-party developers who provide products that expand the functionality of our design software. Some developers may elect to support other products or may experience disruption in product development and delivery cycles or financial pressure during periods of economic downturn. In particular markets, such disruptions have in the past, and would likely in the future, negatively impact these third-party developers and end users, which could harm our business.

Additionally, technology created by outsourced product development, whether outsourced to third parties or developed externally and transferred to us through business or technology acquisitions, have certain additional risks such as effective integration into existing products, adequate transfer of technology know-how, and ownership and protection of transferred intellectual property.

As a result of our strategy of partnering with other companies for product development, our product delivery schedules could be adversely affected if we experience difficulties with our product development partners.

We partner with certain independent firms and contractors to perform some of our product development activities. We believe our partnering strategy allows us to, among other things, achieve efficiencies in developing new products and maintaining and enhancing existing product offerings. Our partnering strategy creates a dependency on such independent developers. Independent developers, including those who currently develop products for us in the U.S. and throughout the world, may not be able or willing to provide development support to us in the future. In addition, use of development resources through consulting relationships, particularly in non-U.S. jurisdictions with developing legal systems, may be adversely impacted by, and expose us to risks relating to, evolving employment, export, and intellectual property laws. These risks could, among other things, expose our intellectual property to misappropriation and result in disruptions to product delivery schedules.

Our business may be significantly disrupted upon the occurrence of a catastrophic event.

Our business is highly automated and relies extensively on the availability of our network and data center infrastructure, our internal technology systems and our websites. We also rely on hosted computer services from third parties for services that we provide to our customers and computer operations for our internal use. The failure of our systems or hosted computer services due to a catastrophic event, such as an earthquake, fire, flood, tsunami, weather event, telecommunications failure, power failure, cyber attack, or war, could adversely impact our business, financial results, and financial condition. We have developed disaster recovery plans and maintain backup systems in order to reduce the potential impact of a catastrophic event, however there can be no assurance that these plans and systems would enable us to return to normal business operations. In addition, any such event could negatively impact a country or region in which we sell our products. This could in turn decrease that country’s or region’s demand for our products, thereby negatively impacting our financial results.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with our consolidated financial statements and notes in our Annual Report on Form 10-K for the fiscal year ended January 31, 2015 and our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2015, each of which is incorporated by reference in this prospectus.

	Three Months Ended	Fiscal Year Ended
	April 30, 2015	January 31, 2015	January 31, 2014	January 31, 2013	January 31, 2012	January 31, 2011
Ratio of earnings to fixed charges (1)	4.0x	3.7x	10.3x	22.5x	17.1x	12.1x

(1)	For purposes of determining the ratios above, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense and an estimate of interest as a component of rental expense.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the notes will be approximately $742.0 million after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds of this offering for general corporate purposes, including working capital, capital expenditures, acquisitions and strategic transactions and stock repurchases. Although from time to time we may evaluate potential acquisitions and strategic transactions of businesses, technologies or products, we currently do not have any agreements or understandings with respect to any such material acquisitions or strategic transactions. Pending these uses, we intend to invest the net proceeds from this offering primarily in cash, cash equivalents, investment grade securities or other short-term marketable securities. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the net proceeds we will have upon completion of the offering, and our management will retain broad discretion over the use of proceeds.

CAPITALIZATION

The following table presents our unaudited cash, cash equivalents and short-term investments, short-term debt and capitalization as of April 30, 2015:

•	on an actual basis; and

•	as adjusted to give effect to the sale of the notes offered hereby, after deducting the underwriting discounts and estimated offering expenses payable by us.

You should read this table in conjunction with the information contained in our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes in our Annual Report on Form 10-K for the fiscal year ended January 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended April 30, 2015, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of April 30, 2015
	Actual	As Adjusted
	(Unaudited)
	(In millions)
Cash, cash equivalents and short-term investments	$1,830.9	$2,572.9

Short-term debt:
Credit Agreement	$—	$—

Long-term debt:
1.95% notes due 2017	397.8	397.8
3.60% notes due 2022	349.6	349.6
3.125% notes due 2020 offered hereby	—	449.4
4.375% notes due 2025 offered hereby	—	298.9

Total long-term debt	$747.4	1,495.7
Total stockholders’ equity	$2,224.4	2,224.4

Total capitalization	$2,971.8	$3,720.1

DESCRIPTION OF NOTES

The following description of the particular terms of the notes offered by this prospectus supplement should be read in conjunction with the description of the general terms and provisions of the debt securities under the caption “Description of Senior Debt Securities” beginning on page 7 of the accompanying prospectus.

The notes will be issued as separate series of debt securities under an indenture, dated December 13, 2012, between Autodesk and U.S. Bank National Association, as trustee (the “trustee”), as supplemented by the second supplemental indenture to be entered into concurrently with the delivery of the notes (as so supplemented, the “indenture”). The following summary of provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and provisions made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This summary may not contain all information that you may find useful. You should read the indenture and the notes, copies of which are available from Autodesk upon request. Capitalized terms used and not defined in this summary have the meanings specified in the indenture. References to “Autodesk” in this section of this prospectus supplement are only to Autodesk, Inc. and not to any of its subsidiaries.

General

The notes will have the following basic terms:

•

the notes will be senior unsecured obligations of Autodesk and will rank equally with all other existing and future unsecured and unsubordinated debt obligations of Autodesk, including the 1.95% notes, the 3.60% notes and any indebtedness it may incur from time to time under its senior unsecured revolving credit facility (the “credit facility”);

•	the notes will be effectively subordinated in right of payment to all existing and future secured indebtedness of Autodesk to the extent of the value of the assets securing such indebtedness;

•	the notes will be senior in right of payment to any existing and future indebtedness of Autodesk that is subordinated to the notes;

•

the notes will be structurally subordinated to all liabilities of Autodesk’s subsidiaries. As of April 30, 2015, Autodesk’s subsidiaries had approximately $795.4 million of outstanding liabilities, including trade payables but excluding intercompany liabilities, deferred revenue and liabilities of a type not required to be reflected on a balance sheet in accordance with GAAP;

•	the 2020 notes initially will be limited to $450,000,000 aggregate principal amount (subject to the rights of Autodesk to issue additional notes as described under “— Further Issuances” below);

•	the 2025 notes initially will be limited to $300,000,000 aggregate principal amount (subject to the rights of Autodesk to issue additional notes as described under “— Further Issuances” below);

•	the 2020 notes will accrue interest at a rate of 3.125% per year;

•	the 2025 notes will accrue interest at a rate of 4.375% per year;

•	the 2020 notes will mature on June 15, 2020 unless redeemed or repurchased prior to that date;

•	the 2025 notes will mature on June 15, 2025 unless redeemed or repurchased prior to that date;

•

interest will accrue on the notes from the most recent interest payment date to or for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the issue date of the notes), payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2015;

•	Autodesk may redeem the notes prior to maturity, in whole or in part, as described under “— Optional Redemption” below;

•

Autodesk may be required to repurchase the notes in whole or in part at your option in connection with the occurrence of a “change of control repurchase event” as described under “— Purchase of Notes upon Change of Control Repurchase Event” below;

•	the notes will be issued in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•

the notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company (“DTC”), but in certain limited circumstances may be represented by notes in definitive form (see “— Book-Entry; Delivery and Form; Global Notes” below); and

•	the notes will be exchangeable and transferable at the office or agency of Autodesk maintained for such purposes (which initially will be the corporate trust office of the trustee).

Interest on the notes will be paid to the person in whose name that note is registered at the close of business on June 1 or December 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be due on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” when used with respect to any note, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York (or such other place of payment as may be subsequently specified by Autodesk) are authorized or obligated by law or executive order to close.

Autodesk does not intend to list the notes on any securities exchange or include the notes in any automated quotation system.

The notes will not be subject to any sinking fund.

Autodesk may, subject to compliance with applicable law, at any time purchase notes in the open market or otherwise.

The indenture does not contain any provisions that would limit Autodesk’s ability to incur additional unsecured indebtedness or require the maintenance of financial ratios or specified levels of net worth or liquidity.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency maintained by Autodesk for such purpose (which initially will be the corporate trust office of the trustee). Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If the notes are no longer represented by a global note, payment of interest on certificated notes in definitive form may, at the option of Autodesk, be made by (i) check mailed directly to holders at their registered addresses or (ii) upon request of any holder of at least $5,000,000 principal amount of notes, wire transfer to an account located in the United States maintained by the payee. See “— Book-Entry; Delivery and Form; Global Notes” below.

A holder may transfer or exchange any certificated notes in definitive form at the same location set forth in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of notes, but

Autodesk may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. Autodesk is not required to transfer or exchange any note selected for redemption during a period of 15 days before mailing of a notice of redemption of notes to be redeemed.

The registered holder of a note will be treated as the owner of that note for all purposes.

All amounts of principal of and premium, if any, and interest on the notes paid by Autodesk that remain unclaimed two years after such payment was due and payable will be repaid to Autodesk, and the holders of such notes will thereafter look solely to Autodesk for payment.

Ranking

The notes will be senior unsecured obligations of Autodesk and will rank equally in right of payment with all existing and future unsecured and unsubordinated obligations of Autodesk, including any indebtedness Autodesk may incur from time to time under the credit facility.

The notes will effectively rank junior to all existing and future secured indebtedness of Autodesk to the extent of the assets securing such indebtedness, and to all liabilities of its subsidiaries. As of April 30, 2015, Autodesk did not have any outstanding secured indebtedness. Autodesk derives a portion of its operating income and cash flow from its subsidiaries. Therefore, Autodesk’s ability to make payments when due to the holders of the notes is, in large part, dependent upon the receipt of sufficient funds from its subsidiaries. As of April 30, 2015, Autodesk’s subsidiaries had approximately $795.4 million of outstanding liabilities, including trade payables but excluding intercompany liabilities, deferred revenue and liabilities of a type not required to be reflected on a balance sheet in accordance with GAAP.

Claims of creditors of Autodesk’s subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of Autodesk’s creditors, including holders of the notes. Accordingly, the notes will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of Autodesk’s subsidiaries.

Optional Redemption

The 2020 notes may be redeemed by Autodesk at its option at any time or from time to time prior to May 15, 2020, either in whole or in part, at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments, plus in each case, accrued and unpaid interest thereon to, but excluding, the redemption date, subject to the rights of holders of the 2020 notes on the relevant record date to receive interest due on the relevant interest payment date. If the 2020 notes are redeemed on or after May 15, 2020, the redemption price will equal 100% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The 2025 notes may be redeemed by Autodesk at its option at any time or from time to time prior to March 15, 2025, either in whole or in part, at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments, plus in each case, accrued and unpaid interest thereon to, but excluding, the redemption date, subject to the rights of holders of the 2025 notes on the relevant record date to receive interest due on the relevant interest payment date. If the 2025 notes are redeemed on or after March 15, 2025, the redemption price will equal 100% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

In determining the present values of the Remaining Scheduled Payments, Autodesk will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 25 basis points for the 2020 notes and 35 basis points for the 2025 notes.

The following terms are relevant to the determination of the redemption price.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the applicable notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the arithmetic average of the applicable Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, (2) if Autodesk obtains fewer than four applicable Reference Treasury Dealer Quotations, the arithmetic average of all applicable Reference Treasury Dealer Quotations for such redemption date or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Independent Investment Banker” means one of the Reference Treasury Dealers, or their respective successors, as may be appointed from time to time by Autodesk; provided, however, that if the foregoing ceases to be a primary U.S. Government securities dealer in the United States (a “primary treasury dealer”), Autodesk will substitute another primary treasury dealer.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner and Smith Incorporated; and two other primary treasury dealers selected by Autodesk, and each of their respective successors and any other primary treasury dealers selected by Autodesk.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by Autodesk, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to Autodesk by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to any note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the applicable Comparable Treasury Issue. In determining this rate, Autodesk will assume a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

A partial redemption of the notes of each series may be effected pro rata or by lot and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the notes or any integral multiple thereof) of the principal amount of notes of a denomination larger than the minimum authorized denomination for the notes.

Notice of any redemption will be delivered at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. At Autodesk’s request, the trustee shall give the notice of redemption on behalf of Autodesk.

Unless Autodesk defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes, or portions thereof, called for redemption.

Purchase of Notes upon Change of Control Repurchase Event

If a change of control repurchase event occurs, unless Autodesk has exercised its right to redeem the 2020 notes or 2025 notes as described above, each holder of the applicable notes will have the right to require Autodesk to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of that holder’s 2020 notes or 2025 notes, as applicable, at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but excluding, the date of repurchase. Within 30 days following any change of control repurchase event or, at the option of Autodesk, prior to any change of control, but after the public announcement of the change of control or event that may constitute the change of control, Autodesk will deliver a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and Autodesk’s obligation to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered (a “change of control notice”). The notice shall, if delivered prior to the date of consummation of the change of control, state that Autodesk’s obligation to repurchase the notes is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. Autodesk will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the notes, Autodesk will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of the notes by virtue of such conflict.

On the repurchase date following a change of control repurchase event, Autodesk will, to the extent lawful:

(1)	accept for payment all the notes or portions of the notes properly tendered pursuant to its change of control notice;

(2)	deposit with the paying agent an amount equal to the aggregate repurchase price in respect of all the notes or portions of the notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being repurchased by Autodesk.

The paying agent will promptly deliver to each holder of notes properly tendered the repurchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered.

Autodesk will not be required to repurchase the notes upon a change of control repurchase event if a third party agrees to repurchase the notes in the manner, at the times and otherwise in compliance with the requirements for Autodesk under the indenture for the notes and such third party repurchases all notes properly tendered and not withdrawn by the holders.

The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Autodesk and, thus, the removal of incumbent management. The change of control repurchase event feature is a result of negotiations between Autodesk and the underwriters. Autodesk has no present intention to engage in a transaction involving a change of control, although it is possible that Autodesk could decide to do so in the future. Subject to the limitations discussed below, Autodesk could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the capital structure of Autodesk or credit ratings of the notes. Restrictions on the ability of Autodesk to incur liens and enter into sale and leaseback transactions are contained in the covenants as described under “— Certain Covenants — Limitation on Liens” and “— Certain Covenants — Limitation on Sale and Leaseback Transactions.” Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a change of control repurchase event, however, the indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.

The phrase “all or substantially all,” as used with respect to the assets of Autodesk and its subsidiaries in the definition of “change of control,” is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” the assets of Autodesk and its subsidiaries has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions could be unclear.

Autodesk may not have sufficient funds to repurchase all the notes upon a change of control repurchase event. In addition, even if it has sufficient funds, Autodesk may be prohibited from repurchasing the notes under the terms of its future debt instruments. Furthermore, a change of control could constitute an event of default under its credit facility. See “Risk Factors — Risks Related to the Notes — We may not be able to repurchase all of the notes upon a change of control repurchase event.”

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Autodesk and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than Autodesk or one of its subsidiaries; (2) the adoption of a plan by Autodesk’s board of directors relating to Autodesk’s liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of the aggregate of the total voting power of the voting stock of Autodesk or other voting stock into which Autodesk’s voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or (4) Autodesk consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Autodesk, in any such event pursuant to a transaction in which any of the outstanding voting stock of Autodesk or the outstanding voting stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Autodesk’s voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of any surviving person immediately after giving effect to such transaction.

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (a) Autodesk becomes a direct or indirect wholly owned subsidiary of a holding company and (b)(i) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Autodesk’s voting stock immediately prior to that transaction or (ii) no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the voting stock of such holding company immediately following such transaction.

“change of control repurchase event” means the occurrence of both a change of control and a ratings event.

“investment grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or, if applicable, the equivalent investment grade credit rating from any substitute rating agency.

“Moody’s” means Moody’s Investors Service, Inc.

“rating agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the control of Autodesk, a substitute rating agency.

“rating category” means (i) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another rating agency. In determining whether the rating of the notes has decreased by one or more gradations, gradations within rating categories (+ and – for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB– to B+, will constitute a decrease of one gradation).

“ratings event” means, that the series of notes ceases to be rated investment grade by both rating agencies on any day during the period (the “trigger period”) commencing on the earlier of (a) the first public notice of the occurrence of a change of control or (b) the public announcement by Autodesk of its intention to effect a change of control, and ending 60 days following consummation of such change of control (which period shall be extended so long as the rating of the series of notes is under publicly announced consideration for a possible rating downgrade by either of the rating agencies on such 60th day, such extension to last with respect to each such rating agency until the date on which such rating agency considering such possible downgrade either (x) rates the series of notes below investment grade or (y) publicly announces that it is no longer considering the notes for possible downgrade, provided that no such extension will occur if on such 60th day the series of notes are rated investment grade by at least one of such rating agencies in question and are not subject to review for possible downgrade by such rating agency). If either rating agency is not providing a rating of the series of notes on any day during the trigger period for any reason, the rating of such rating agency shall be deemed to have ceased to be rated investment grade during the trigger period.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“substitute rating agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of Autodesk’s board of directors or a committee thereof) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Further Issuances

Autodesk may from time to time, without notice to or the consent of the holders of the notes, create and issue additional 2020 notes or 2025 notes having the same terms as, and ranking equally and ratably with, the 2020 notes or the 2025 notes, as applicable, in all respects (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes). Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as the 2020 notes or the 2025 notes, as applicable, and will vote together as one class on all matters with respect to the 2020 notes or the 2025 notes, as the case may be; provided that if the additional notes are not fungible with the outstanding notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number.

Certain Covenants

Except as set forth below, neither Autodesk nor any of its subsidiaries will be restricted by the indenture from:

•	incurring any indebtedness or other obligation,

•	paying dividends or making distributions on the capital stock of Autodesk or of such subsidiaries, or

•	purchasing or redeeming capital stock of Autodesk or such subsidiaries.

In addition, Autodesk will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of the notes upon a change of control or other events involving Autodesk or any of its subsidiaries which may adversely affect the creditworthiness of the notes, except to the limited extent provided under “— Purchase of Notes upon Change of Control Repurchase Event.” Among other things, the indenture will not contain covenants designed to afford holders of the notes any protections in the event of a highly leveraged or other transaction involving Autodesk that may adversely affect holders of the notes, except to the limited extent provided under “— Purchase of Notes upon Change of Control Repurchase Event.”

The indenture will contain the following principal covenants:

Limitation on Liens

Autodesk will not incur, and will not permit any of its restricted subsidiaries to incur, any indebtedness secured by a mortgage, security interest, pledge, lien, charge or other similar encumbrance (collectively, “Liens”) upon (a) any Principal Property of Autodesk or any of its restricted subsidiaries or (b) any shares of stock or indebtedness of any of its restricted subsidiaries (whether such Principal Property or shares or indebtedness of any restricted subsidiary are now existing or owned or hereafter created or acquired), in each case, unless prior to or at the same time, the notes (together with, at the option of Autodesk, any other indebtedness or guarantees of Autodesk or any of its subsidiaries ranking equally in right of payment with the notes or such guarantee) are equally and ratably secured with or, at the option of Autodesk, prior to, such secured indebtedness.

The foregoing restriction does not apply to:

(1)	Liens on property, shares of stock or indebtedness existing with respect to any person at the time such person becomes a subsidiary of Autodesk or a subsidiary of any subsidiary of Autodesk, provided that such Lien was not incurred in anticipation of such person becoming a subsidiary;

(2)	Liens on property, shares of stock or indebtedness existing at the time of acquisition by Autodesk or any of its subsidiaries or a subsidiary of any subsidiary of Autodesk of such property, shares of stock or indebtedness or Liens on property, shares of stock or indebtedness to secure the payment of all or any part of the purchase price of such property, shares of stock or indebtedness, or Liens on property, shares of stock or indebtedness to secure any indebtedness for borrowed money incurred prior to, at the time of, or within 18 months after, the latest of the acquisition of such property, shares of stock or indebtedness or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price of the property and related costs and expenses, the construction or the making of the improvements;

(3)	Liens securing indebtedness of Autodesk or any of Autodesk’s subsidiaries owing to Autodesk or any of its subsidiaries;

(4)	Liens existing on the date of the initial issuance of the notes (other than any additional notes);

(5)	Liens on property or assets of a person existing at the time such person is merged into or consolidated with Autodesk or any of its subsidiaries, at the time such person becomes a subsidiary of Autodesk, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a person to Autodesk or any of its subsidiaries, provided that such Lien was not incurred in anticipation of the merger, consolidation, or sale, lease, other disposition or other such transaction;

(6)	Liens created in connection with a project financed with, and created to secure, a Non-recourse Obligation;

(7)	Liens created to secure the notes;

(8)	Liens imposed by law, such as materialmens’, workmen or repairmen, carriers’, warehousemen’s and mechanic’s Liens and other similar Liens, in each case for sums not yet overdue by more than 30 calendar days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(9)	Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(10)	Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature;

(11)	pledges or deposits under workmen’s compensation, unemployment insurance, or similar legislation and liens of judgments thereunder which are not currently dischargeable, or deposits to secure public or statutory obligations, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the U.S. to secure surety, appeal or customs bonds, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

(12)	Liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ Liens and other similar Liens none of which interfere materially with the use of the property covered thereby in the ordinary course of business and which do not, in Autodesk’s opinion, materially detract from the value of such properties;

(13)	Liens in favor of the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens; or

(14)	any extensions, renewals or replacements of any Lien referred to in clauses (1) through (13) without increase of the principal of the indebtedness secured by such Lien (except to the extent of any fees or other costs associated with any such extension, renewal or replacement); provided, however, that any Liens permitted by any of clauses (1) through (13) shall not extend to or cover any property of Autodesk or any of its subsidiaries, as the case may be, other than the property specified in such clauses and improvements to such property.

Notwithstanding the restrictions set forth in the preceding paragraph, Autodesk and its restricted subsidiaries will be permitted to incur indebtedness secured by Liens which would otherwise be subject to the foregoing restrictions without equally and ratably securing the notes, provided that, after giving effect to such indebtedness, the aggregate amount of all indebtedness secured by Liens (not including Liens permitted under clauses (1) through (14) above), together with all attributable debt outstanding pursuant to the second paragraph of the “— Limitation on Sale and Leaseback Transactions” covenant described below, does not exceed 15% of the Consolidated Net Tangible Assets of Autodesk. Autodesk and its restricted subsidiaries also may, without equally and ratably securing the notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

Limitation Sale and Leaseback Transactions

Autodesk will not, and will not permit any of its restricted subsidiaries to, enter into any sale and leaseback transaction for the sale and leasing back of any Principal Property, whether now owned or hereafter acquired, unless:

(1)	such transaction was entered into prior to the date of the initial issuance of the notes (other than any additional notes);

(2)	such transaction was for the sale and leasing back to Autodesk or any of its wholly owned subsidiaries of any Principal Property by one of its restricted subsidiaries;

(3)	such transaction involves a lease for not more than three years (or which may be terminated by Autodesk or its subsidiaries within a period of not more than three years);

(4)	Autodesk would be entitled to incur indebtedness secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the notes pursuant to the second paragraph of the “— Limitation on Liens” covenant described above; or

(5)	Autodesk or any restricted subsidiary applies an amount equal to the net proceeds from the sale of such Principal Property to the purchase of other property or assets used or useful in its business (including the purchase or development of other Principal Property) or to the retirement of indebtedness that is pari passu with the notes (including the notes) within 365 days before or after the effective date of any such sale and leaseback transaction, provided that, in lieu of applying such amount to the retirement of pari passu indebtedness, Autodesk may deliver notes to the trustee for cancellation, such notes to be credited at the cost thereof to it.

Notwithstanding the restrictions set forth in the preceding paragraph, Autodesk and its restricted subsidiaries may enter into any sale and leaseback transaction which would otherwise be subject to the foregoing restrictions, if after giving effect thereto the aggregate amount of all attributable debt with respect to such transactions, together with all indebtedness outstanding pursuant to the third paragraph of the “— Limitation on Liens” covenant described above, does not exceed 15% of the Consolidated Net Tangible Assets of Autodesk. As of the date of this prospectus, neither we nor any of our restricted subsidiaries own any Principal Property.

Definitions

The indenture contains the following defined terms:

“attributable debt” means, with respect to any sale and leaseback transaction, at the time of determination, the lesser of (1) the fair market value of such Principal Property as determined in good faith by Autodesk’s board of directors, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.

“Consolidated Net Tangible Assets” means, as of the time of determination, the aggregate amount of the assets of Autodesk and the assets of its consolidated subsidiaries after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (2) all current liabilities, as reflected on the most recent consolidated balance sheet prepared by Autodesk in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q filed or any amendment thereto (and not subsequently disclaimed as not being reliable by Autodesk) pursuant to the Exchange Act by Autodesk prior to the time as of which “Consolidated Net Tangible Assets” is being determined or, if Autodesk is not required to so file, as reflected on its most recent consolidated balance sheet prepared by Autodesk in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.

“incur” means issue, assume, guarantee or otherwise become liable for.

“indebtedness” means, with respect to any person, indebtedness of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by Autodesk or any direct or indirect subsidiaries of Autodesk or (2) the financing of a project involving the development or expansion of properties of Autodesk or any direct or indirect subsidiaries of Autodesk, as to which the obligee with respect to such indebtedness or obligation has no recourse to Autodesk or any direct or indirect subsidiary of Autodesk or such subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“Principal Property” means the land, improvements, buildings and fixtures owned by Autodesk or any of its wholly-owned domestic subsidiaries that constitutes Autodesk’s principal offices in San Rafael, California, any research and development facility and any service and support facility (in each case including associated office facilities) located within the territorial limits of the States of the United States of America, except such as Autodesk’s board of directors (or authorized committee thereof) by resolution determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of Autodesk and its subsidiaries taken as a whole) not to be of material importance to Autodesk’s and its subsidiaries’ business, taken as a whole.

“restricted subsidiary” means any domestic subsidiary that owns any Principal Property other than:

(1)	Any subsidiary primarily engaged in financing receivables or in the finance business; or

(2)	Any of our less than 80%-owned subsidiaries if the common stock of such subsidiary is traded on any national securities exchange or on the over-the-counter markets.

“subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of that date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

Events of Default

Each of the following, in addition to the events of default described in the accompanying prospectus, is an “event of default” under the indenture with respect to the notes:

(1)	a failure to pay principal of or premium, if any, on any note when due at its stated maturity date, upon optional redemption or otherwise;

(2)	a failure by Autodesk to repurchase notes tendered for repurchase following the occurrence of a change of control repurchase event in conformity with the covenant set forth under “Purchase of Notes upon Change of Control Repurchase Event”; and

(3)	(a) a failure to make any payment at maturity, including any applicable grace period, on any indebtedness of Autodesk (other than indebtedness of Autodesk owing to any of its subsidiaries) outstanding in an amount in excess of $50 million and continuance of this failure to pay or (b) a default on any indebtedness of Autodesk (other than indebtedness owing to any of its subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $50 million without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above, for a period of 30 days after written notice thereof to Autodesk by the trustee or to Autodesk and the trustee by the holders of not less than 25% in principal amount of outstanding notes (including any additional notes); provided, however, that if any failure, default or acceleration referred to in clause (a) or (b) above ceases or is cured, waived, rescinded or annulled, then the event of default will be deemed cured.

Same-Day Settlement and Payment

The notes will trade in the same-day funds settlement system of DTC until maturity or until Autodesk issues the notes in certificated form. DTC will therefore require secondary market trading activity in the notes to settle in immediately available funds. Autodesk can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Book-Entry; Delivery and Form; Global Notes

The notes will be represented by one or more global notes in definitive, fully registered form without interest coupons. Each global note will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global note directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of notes represented by interests in a global note will not be entitled to receive their notes in fully registered certificated form.

DTC has advised as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global note, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global note to the accounts of participants. Ownership of beneficial interests in each global note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global note other than participants).

So long as DTC or its nominee is the registered holder and owner of a global note, DTC or such nominee, as the case may be, will be considered the sole legal owner of the notes represented by the global note for all purposes under the indenture, the notes and applicable law. Except as set forth below, owners of beneficial interests in a global note will not be entitled to receive certificated notes and will not be considered to be the owners or holders of any notes under the global note. Autodesk understands that under existing industry practice, in the event an owner of a beneficial interest in a global note desires to take any actions that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global note will be able to transfer the interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global note to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of physical certificate of that interest.

All payments on the notes represented by a global note registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.

Autodesk expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. Autodesk also expects that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither Autodesk, the underwriters, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of beneficial ownership interests in any global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global note.

Unless and until it is exchanged in whole or in part for certificated notes, each global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

Autodesk expects that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction.

Although Autodesk expects that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Autodesk, the underwriters, nor the trustee will have any responsibility for the performance or nonperformance by DTC or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Under certain circumstances described in the accompanying prospectus, DTC may exchange the global notes for notes in certificated form of like tenor and of an equal principal amount, in authorized denominations. These certificated notes will be registered in such name or names as DTC shall instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Autodesk believes to be reliable, but Autodesk does not take responsibility for its accuracy.

Euroclear and Clearstream, Luxembourg

If the depositary for a global security is DTC, you may hold interests in the global notes through Clearstream Banking, société anonyme, which is referred to as “Clearstream, Luxembourg,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which is referred to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream, Luxembourg will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. Autodesk has no control over those systems or their participants, and it takes no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on the one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish, on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

U.S. Bank National Association is the trustee under the indenture and has also been appointed by Autodesk to act as registrar, transfer agent and paying agent for the notes. Autodesk and its affiliates maintain various commercial and service relationships with the trustee and its affiliates in the ordinary course of business, including asset and investment management and insurance services.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section is a discussion of the material U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the notes. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on the Internal Revenue Code of 1986, as amended, or the Code, and Treasury regulations, rulings and judicial decisions as of the date hereof, all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurances that the Internal Revenue Service, or the IRS, will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning or disposing of the notes.

The summary generally applies only to beneficial owners of the notes that purchase their notes in this offering for an amount equal to the issue price of the notes, which is the first price at which a substantial amount of the notes is sold for money to investors (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and that hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Code, or a U.S. holder (as defined below) whose “functional currency” is not the U.S. dollar). Also, it is not intended to address all categories of investors, some of which may be subject to special rules (such as partnerships or other pass-through entities (or investors in such entities), dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, former citizens or long-term residents of the United States, persons holding notes as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or a straddle, or persons deemed to sell notes under the constructive sale provisions of the Code). Finally, the summary does not describe the effects of any other U.S. federal tax laws such as the Medicare contribution tax on net investment income or estate and gift tax laws or the effects of any applicable non-U.S., state or local laws.

INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF OTHER U.S. FEDERAL TAX LAWS, NON-U.S., STATE AND LOCAL TAX LAWS, AND TAX TREATIES.

As used herein, the term “U.S. holder” means a beneficial owner of a note that, for U.S. federal income tax purposes is (1) an individual who is a citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (x) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner of a note (other than a partnership or an entity or arrangement (domestic or foreign) that is treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder. If a partnership (including any entity or arrangement (domestic or foreign) that is treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of a note that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of the notes.

Additional payments

We may be required to make payments to holders of the notes in addition to payments of principal and stated interest. We believe there is only a remote possibility that we would be required to make any of these additional payments and/or that any of such additional payments, if made, would be an incidental amount. Therefore, we do not intend to treat the notes as subject to the special rules governing certain contingent payment debt instruments. Our determination in this regard, while not binding on the IRS, is binding on U.S. holders unless they disclose their contrary position. If the IRS successfully asserted that the notes are subject to the rules governing certain contingent payment debt instruments, the timing, amount and character of income with respect to a note realized by a holder could be materially and adversely different from those described below. The discussion below generally assumes that the notes are not treated as contingent payment debt instruments.

U.S. Holders

Taxation of interest

A U.S. holder will be required to recognize as ordinary income any stated interest paid or accrued on the notes, in accordance with such holder’s regular method of tax accounting.

In general, if the terms of a debt instrument entitle a holder to receive payments (other than fixed periodic interest) that exceed the issue price of the instrument by an amount equal to or greater than a statutorily defined de minimis amount, a U.S. holder will be required to include such excess in income as “original issue discount” over the term of the instrument, irrespective of the U.S. holder’s regular method of tax accounting. We expect, and the discussion below assumes, that the notes will not be issued with original issue discount for U.S. federal income tax purposes.

Sale, exchange, redemption, retirement or other disposition of the notes

A U.S. holder generally will recognize taxable gain or loss if the holder disposes of a note in a sale, exchange, redemption, retirement or other taxable disposition, including discharges of the notes within one year of maturity or redemption, as described under “Description of Senior Debt Securities — Satisfaction and Discharge.” The U.S. holder’s gain or loss generally will equal the difference between the proceeds received by the holder (other than amounts attributable to accrued but unpaid interest, which will be taxed as described below) and the holder’s tax basis in the note. The U.S. holder’s tax basis in the note generally will equal the amount the holder paid for the note. The portion of any proceeds that is attributable to accrued interest will not be taken into account in computing the U.S. holder’s taxable gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in income. Any gain or loss recognized by a U.S. holder on a disposition of the note will generally be capital gain or loss and will be long-term capital gain or loss if the holder has held the note for more than one year, or short-term capital gain or loss if the holder has held the note for one year or less, at the time of the disposition. Long-term capital gains of non-corporate U.S. holders generally are eligible for reduced rates of taxation. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitation.

Non-U.S. Holders

Taxation of interest

Subject to the discussion below under “— Income or gains effectively connected with a U.S. trade or business,” payments of interest to non-U.S. holders are generally subject to U.S. federal income tax at a rate of 30% (or a reduced or zero rate under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence), collected by means of withholding by the payer. Payments of interest on the notes to most non-U.S. holders, however, will qualify as “portfolio interest,” and thus, subject to the discussion below regarding FATCA, will be exempt from U.S. federal income tax, including withholding of such tax, if the non-U.S. holders certify their nonresident status as described below. The portfolio interest exemption will not apply to payments of interest to a non-U.S. holder that:

•	owns, actually or constructively applying certain attributions, shares of our stock representing at least 10% of the total combined voting power of all classes of our stock entitled to vote; or

•	is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code that is related, directly or indirectly, to us through sufficient stock ownership.

In general, a foreign corporation is a controlled foreign corporation if more than 50% of its stock (by vote or value) is owned, actually or constructively, by one or more U.S. persons that each owns, actually or constructively, at least 10% of the corporation’s voting stock.

The portfolio interest exemption and any reduction of the withholding tax rate pursuant to the terms of an applicable income tax treaty require a non-U.S. holder to certify its nonresident status. A non-U.S. holder can meet this certification requirement by providing a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form to us or our paying agent prior to the payment. If the non-U.S. holder holds the note through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. The non-U.S. holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Sale, exchange, redemption, retirement or other disposition of the notes

Subject to the discussions below regarding backup withholding and FATCA, non-U.S. holders generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, retirement or other disposition of notes (other than with respect to payments attributable to accrued but unpaid interest, which will be taxed as described under “— Taxation of interest” above). This general rule, however, is subject to several exceptions. For example, the gain would be subject to U.S. federal income tax if:

•

the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, generally, if an income tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), in which case it would be subject to tax as described below under “— Income or gains effectively connected with a U.S. trade or business;” or

•

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the year of the disposition and certain other conditions apply, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, would be subject to a flat 30% tax, even though the individual is not considered a resident of the United States.

Income or gains effectively connected with a U.S. trade or business

The preceding discussion of the U.S. federal income and withholding tax considerations of the purchase, ownership and disposition of notes by a non-U.S. holder assumes that the holder is not engaged in a U.S. trade or business. If any interest on the notes or gain from the sale, exchange, redemption, retirement or other disposition of the notes is effectively connected with a U.S. trade or business conducted by the non-U.S. holder, then the income or gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and generally in the same manner applicable to U.S. holders. If the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and the holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States. If the non-U.S. holder is a corporation (including for this purpose any entity treated as a corporation for U.S. federal income tax purposes), the portion of its earnings and profits that is effectively connected with its U.S. trade or business also would be subject to a

“branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate. Payments of interest that are effectively connected with a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a Non-U.S. Holder, will not be subject to the 30% withholding tax, provided that the holder claims exemption from withholding by timely filing a properly completed and executed IRS Form W-8ECI, or any successor form as the IRS designates as applicable, prior to the payment.

Backup Withholding and Information Reporting

The Code and the Treasury regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are interest and proceeds from a sale or other disposition of the notes paid by brokers to their customers. This reporting regime is reinforced by “backup withholding” rules, which require the payer to withhold from payments subject to information reporting if the recipient has failed to provide a correct taxpayer identification number to the payer, furnished an incorrect identification number, or repeatedly failed to report interest or dividends on tax returns. The backup withholding rate is currently 28%.

Payments of interest to U.S. holders and payments made to U.S. Holders by a broker upon a sale or other disposition of the notes generally will be subject to information reporting, and generally will be subject to backup withholding, unless the holder (1) is an exempt payee, such as a corporation, or (2) provides the payer with a correct taxpayer identification number and complies with applicable certification requirements. If the sale is made through a foreign office of a foreign broker, however, the sale will generally not be subject to either information reporting or backup withholding. This exception may not apply if the foreign broker is owned or controlled by U.S. persons, or is engaged in a U.S. trade or business.

We must report annually to the IRS the interest paid to each non-U.S. holder and the tax withheld, if any, with respect to such interest, including any tax withheld pursuant to the rules described under “Non-U.S. Holders — Taxation of interest” above. Copies of these reports may be made available to tax authorities in the country where the non-U.S. holder resides. Payments to non-U.S. holders of interest on the notes may be subject to backup withholding unless the non-U.S. holder certifies its non-U.S. status on a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form. Payments made to non-U.S. holders by a broker upon a sale or disposition (including a retirement or redemption) of the notes will not be subject to information reporting or backup withholding as long as the non-U.S. holder certifies its non-U.S. status or otherwise establishes an exemption.

Any amounts withheld from a payment to a U.S. holder or non-U.S. holder of notes under the backup withholding rules generally can be credited against any U.S. federal income tax liability of the holder, provided the required information is timely furnished to the IRS or refunded.

Legislation and guidance relating to foreign accounts

Legislation incorporating provisions referred to as the Foreign Account Tax Compliance Act, or FATCA, imposes a U.S. federal withholding tax on certain types of payments made to “foreign financial institutions” and certain other “non-financial foreign entities” as defined in the Code and applicable regulations. “Foreign financial institution” is defined to include, in addition to banks and traditional financial institutions, entities such as investment funds and certain holding companies. The legislation generally imposes a U.S. federal withholding tax of 30% on U.S. source interest income on a note, and for a disposition of a note occurring after December 31, 2016, the gross proceeds of such a disposition, paid to a foreign financial institution or other non-financial foreign entity (whether as beneficial owner or intermediary), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements, or (iii) the foreign financial institution or non-financial foreign entity is eligible for an exemption. If the payee is a foreign financial institution, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on certain payments to account holders whose actions prevent it from complying with these reporting and other requirements. If the country in which a payee is resident has entered into an “intergovernmental agreement” with the United States regarding FATCA, that agreement may permit the payee to report to that country rather than to the U.S. Treasury. Under final regulations and published guidance, FATCA withholding generally will apply to payments made on, or gross proceeds from a disposition after December 31, 2016 of, a debt instrument such as the notes. Prospective investors should consult their tax advisors regarding this legislation.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local, and foreign tax consequences of purchasing, holding, and disposing of our notes, including the consequences of any proposed change in applicable laws.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of notes set forth opposite their names below:

Underwriters	Principal amount of 2020 notes	Principal amount of 2025 notes

J.P. Morgan Securities LLC	$135,000,000	$90,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	130,500,000	87,000,000
Wells Fargo Securities, LLC	126,000,000	84,000,000
Citigroup Global Markets Inc.	19,575,000	13,050,000
U.S. Bancorp Investments, Inc.	19,575,000	13,050,000
Morgan Stanley & Co. LLC	19,350,000	12,900,000

Total	$450,000,000	$300,000,000

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

The underwriters initially propose to offer part of the notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of 0.350% of the principal amount of the 2020 notes and 0.400% of the principal amount of the 2025 notes. Any such dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount not to exceed 0.225% of the principal amount of the 2020 notes and 0.250% of the principal amount of the 2025 notes. After the initial offering of the notes, the offering prices and other selling terms may from time to time be varied by the representatives. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering:

Paid by Us

Per 2020 note	0.600%
2020 notes total	$2,700,000
Per 2025 note	0.650%
2025 notes total	1,950,000

Total	$4,650,000

Expenses associated with this offering to be paid by us, other than underwriting discounts, are estimated to be approximately $1.6 million.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the prices of the notes. The underwriters may also impose a penalty bid. This occurs when a certain underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

The notes are new issues of securities with no established trading markets. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make markets in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us. Such underwriters and their affiliates have received, or will receive, customary fees, expenses and commissions for these activities and services.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. If any of the underwriters or their respective affiliates have a lending relationship with us, certain of those underwriters or their respective affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Conflicts of Interest

U.S. Bancorp Investments, Inc., an affiliate of the Trustee, is an underwriter in this transaction.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of the notes may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of the notes may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus

For the purposes of this provision, the expression an “offer to the public” in relation to the notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

Certain legal matters in connection with the offering of the notes will be passed upon for Autodesk, Inc. by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California, and for the underwriters by Davis Polk & Wardwell LLP, Menlo Park, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended January 31, 2015 and the effectiveness of our internal control over financial reporting as of January 31, 2015, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.autodesk.com. Information accessible on or through our website is not a part of this prospectus supplement or the accompanying prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the notes we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement or the accompanying prospectus is considered to be part of this prospectus supplement or the accompanying prospectus, as applicable. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated by reference herein and therein. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K), until the offering of the notes under the registration statement is terminated or completed:

•

Annual Report on Form 10-K for the fiscal year ended January 31, 2015, including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for the 2015 Annual Meeting of Stockholders;

•	Quarterly Reports on Form 10-Q for the fiscal quarter ended April 30, 2015; and

•	Current Reports on Form 8-K filed on March 17, 2015 and May 29, 2015.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Autodesk, Inc.

111 McInnis Parkway,

San Rafael, California 94903

Attn: Investor Relations

(415) 507-5000

Prospectus

AUTODESK, INC.

Senior Debt Securities

We may issue senior debt securities from time to time in one or more offerings. This prospectus describes the general terms of these senior debt securities and the general manner in which these senior debt securities will be offered. We will provide the specific terms of these senior debt securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these senior debt securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, before you invest.

We may offer these senior debt securities in amounts, at prices and on terms determined at the time of offering. The senior debt securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the senior debt securities, we will name them and describe their compensation in a prospectus supplement.

Our Common Stock is listed on the NASDAQ Global Select Market under the symbol ADSK.

Investing in these senior debt securities involves certain risks. See “Risk Factors” included in or incorporated by reference into any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these senior debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these senior debt securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 4, 2012

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell the senior debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the senior debt securities we may offer. Each time we sell senior debt securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus and any prospectus supplement.

We have not authorized anyone to provide you with information that is different from that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus filed by us with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any senior debt securities other than the senior debt securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such senior debt securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “Autodesk”, “we”, “our” and “us” refer, collectively, to Autodesk, Inc., a Delaware corporation, and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and any prospectus supplement include or may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are generally written in the future tense and/or are preceded by words such as “will,” “may,” “should,” “could,” “expect,” “suggest,” “believe,” “anticipate,” “intend,” “plan,” or other similar words.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The forward-looking statements contained in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus are based on information currently available to us and expectations and assumptions that we deem reasonable at the time the statements were made. We do not undertake any obligation to update any forward-looking statements in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus or in any of our other communications, except as required by law. All such forward-looking statements should be read as of the time the statements were made and with the recognition that these forward-looking statements may not be complete or accurate at a later date.

Many factors may cause actual results to differ materially from those expressed or implied by the forward-looking statements contained in this prospectus, any prospectus supplement, and the information incorporated by reference herein and therein, including those detailed in the Risk Factors section of any Annual Report on Form 10-K and any Quarterly Report on Form 10-Q incorporated by reference in this prospectus and in the section of any related prospectus supplement entitled “Risk Factors.”

OUR BUSINESS

We are a leading design software and services company, offering customers productive business solutions through powerful technology products and services. We serve customers in the architecture, engineering and construction; manufacturing; and digital media and entertainment industries. Our sophisticated software products enable our customers to experience their ideas before they become real by allowing them to imagine, design and create their ideas and to visualize, simulate and analyze real-world performance early in the design process by creating digital prototypes. These capabilities allow our customers to optimize and improve their designs, help save time and money, improve quality and foster innovation. Our software products are sold globally, both directly to customers and through a network of resellers and distributors.

Segments

We are organized into four reportable operating segments:

•	Platform Solutions and Emerging Business (“PSEB”), which accounted for 38% of our net revenue in fiscal 2012;

•	Architecture, Engineering and Construction (“AEC”), which accounted for 28% of our net revenue in fiscal 2012;

•	Manufacturing (“MFG”), which accounted for 24% of our net revenue in fiscal 2012; and

•	Media and Entertainment (“M&E”), which accounted for 10% of our net revenue in fiscal 2012.

Our PSEB, AEC and MFG segments derive revenue from the sale of licenses for software products and services to customers who design, build, manage or own building, manufacturing and infrastructure projects. In addition to software products, the PSEB, AEC and MFG segments offer a range of services including consulting, support and training, largely dedicated to enhancing our ability to sell licenses to our software products. Our M&E segment derives revenue from the sale of licenses of software products to creative professionals, post-production facilities, and broadcasters for a variety of applications, including feature films, television programs, commercials, music and corporate videos, interactive game production, web design and interactive web streaming. In addition, our animation products produced by our M&E segment are often used by customers of products from our other segments for the visualization of their designs.

Products and Services

The principal products and services of these segments include the following:

•

Flagship products, which accounted for approximately 58% of our net revenue in fiscal 2012, are our core standalone horizontal, vertical and model-based design products including AutoCAD, AutoCAD LT, AutoCAD Civil 3D, AutoCAD Mechanical, AutoCAD Architecture, Autodesk 3ds Max and Autodesk Maya;

•

Suites, which accounted for approximately 27% of our net revenue in fiscal 2012, are a combination of products that target a specific user objective (product design, building design, etc.) and support a set of workflows for that objective, including Autodesk Product Design Suites, Autodesk Building Design Suites, Autodesk Educational Suites and Autodesk Entertainment Creation Suites; and

•

New and Adjacent products, which accounted for approximately 16% of our net revenue in fiscal 2012, are new product offerings as well as products that are not considered flagship or suites, including Autodesk Creative Finishing products, Autodesk Moldflow products, Autodesk Navisworks products and Autodesk Robot Structural Analysis.

We were incorporated in California in April 1982 and were reincorporated in Delaware in May 1994. Our principal executive office is located at 111 McInnis Parkway, San Rafael, California 94903 and the telephone number at that address is (415) 507-5000. Our internet address is www.autodesk.com. Information contained in or accessible through our website is not part of or incorporated by reference into this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with our consolidated financial statements and notes in our Annual Report on Form 10-K for the fiscal year ended January 31, 2012 filed with the SEC on March 15, 2012 and our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2012 filed with the SEC on December 4, 2012, which are incorporated by reference in this prospectus.

	Nine Months Ended	Fiscal Year Ended
	October 31, 2012	January 31, 2012	January 31, 2011	January 31, 2010	January 31, 2009	January 31, 2008
Ratio of earnings to fixed charges (1)	18.5x	17.1x	12.1x	3.5x	6.1x	14.0x

(1)	For purposes of determining the ratios above, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense and an estimate of interest as a component of rental expense.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any senior debt securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital, capital expenditures, stock repurchases and the payment of dividends. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds.

DESCRIPTION OF SENIOR DEBT SECURITIES

We may offer senior debt securities under this prospectus. The following description summarizes the general terms and provisions of the senior debt securities. We will describe the specific terms of the senior debt securities and the extent, if any, to which the general provisions summarized below apply to any series of senior debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Autodesk, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

We may issue senior debt securities from time to time, in one or more series under an indenture to be entered into between us and a trustee to be named in a prospectus supplement, which we refer to as the trustee. The form of the indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. This prospectus briefly outlines some of the provisions of the indenture. The following summary of the material provisions of the indenture is qualified in its entirety by the provisions of the indenture, including definitions of certain terms used in the indenture. Wherever we refer to particular sections or defined terms of the indenture, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indenture that is filed as an exhibit to the registration statement of which this prospectus forms a part for additional information.

The indenture will not limit the amount of senior debt securities that we may issue. The indenture will provide that senior debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us in the indenture or in amounts determined by reference to an index.

General

The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank pari passu with our other unsecured and unsubordinated obligations. Any secured debt or other secured obligations will be effectively senior to the senior debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the senior debt securities being offered, including the following terms, as applicable:

•	the title of the senior debt securities;

•	any limit upon the aggregate principal amount of the senior debt securities;

•	the percentage of their principal amount (i.e. price) at which the senior debt securities will be issued;

•	the date or dates on which the principal and premium, if any, of the senior debt securities is payable;

•	the rate or rates (which may be fixed or variable) at which the senior debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, and the related record dates;

•	any trustees, authenticating agents or paying agents, if different from those set forth in this prospectus;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of that extension or deferral;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which senior debt securities may be redeemed, in whole or in part, at our option;

•	the obligation, if any, of us to redeem, purchase or repay senior debt securities pursuant to any sinking fund or analogous provisions as at the option of a holder thereof;

•	the form of the senior debt securities;

•	if other than denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which the senior debt securities will be issuable;

•	the currencies and/or currency units in which payment of the principal of, and premium, if any, and interest on, the senior debt securities will be payable;

•

if the principal amount payable at the stated maturity of the senior debt securities will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose;

•	the terms of any repurchase or remarketing rights;

•

whether the senior debt securities will be issued in global form, the terms upon which the senior debt securities will be exchanged for definitive form, the depositary for the senior debt securities and the form of legend;

•	any conversion or exchange features of the senior debt securities;

•	if other than the principal amount thereof, the portion of the principal amount of the senior debt securities which shall be payable upon declaration of acceleration of the maturity thereof;

•	any restrictive covenants or events of default in addition to or in lieu of those set forth in this prospectus;

•	any provisions granting special rights to holders when a specified event occurs;

•

if the amount of principal or any premium or interest on the senior debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the senior debt securities;

•	whether and upon what terms the senior debt securities may be defeased if different from the provisions set forth in this prospectus;

•	with regard to the senior debt securities that do not bear interest, the dates for certain required reports to the applicable trustee; and

•	any and all additional, eliminated or changed terms that will apply to the senior debt securities.

We may from time to time, without notice to or the consent of the holders of any series of senior debt securities, create and issue further senior debt securities of any such series ranking equally with the senior debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further senior debt securities or (2) the first payment of interest following the issue date of such further senior debt securities). Such further senior debt securities may be consolidated and form a single series with the senior debt securities of such series and have the same terms as to status, redemption or otherwise as the senior debt securities of such series, provided that if such additional debt securities are not fungible with the initial debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have a separate CUSIP number.

You may present senior debt securities for exchange or transfer in the manner, at the places and subject to the restrictions set forth in the senior debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Senior debt securities will bear interest at a fixed rate or a floating rate. Senior debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (called original issue discount securities) may be sold at a discount below their stated principal amount. Material U.S. federal income tax considerations applicable to any such discounted senior debt securities or to certain senior debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue senior debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Covenants

Certain Covenants. The indenture will contain certain covenants regarding, among other matters, corporate existence and reports to holders of senior debt securities. Unless we indicate otherwise in a prospectus supplement, the senior debt securities will not contain any additional financial or restrictive covenants, including covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders or current ratios. The provisions of the indenture will not afford holders of senior debt securities issued thereunder protection in the event of a sudden or significant decline in our credit quality or in the event of a takeover, recapitalization or highly leveraged or similar transaction involving us or any of our affiliates that may adversely affect such holders except to the extent set forth therein.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement, we will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our and our subsidiaries’ property and assets taken as a whole to another Person (as defined in the indenture) unless:

•

the Person (if other than us) formed by such consolidation, merger, sale, conveyance, transfer or lease or disposition (the “Surviving Person”) shall be a corporation or limited liability company organized and validly existing under the laws of the United States of America or any jurisdiction thereof, and such Surviving Person shall (if other than us) expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of our obligations under the indenture and the senior debt securities;

•	immediately after giving effect to such transaction, no Default or Event of Default (each as defined in the indenture) shall have occurred and be continuing; and

•

we deliver to the trustee an officer’s certificate and opinion of counsel, in each case stating that any such supplemental indenture complies with this provision and that all conditions precedent provided for in the indenture or any applicable supplemental indenture relating to such transaction have been complied with.

The restrictions in the second and third bullets shall not be applicable to:

•

the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

•

the merger of us with or into a single direct or indirect wholly owned subsidiary of ours pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (or similar provision of our state of incorporation).

The Surviving Person will succeed to, and be substituted for, us under the indenture and the senior debt securities and, except in the case of a lease, we shall be released of all obligations under the indenture and the senior debt securities.

No Protection in the Event of a Change of Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control).

Events of Default

The indenture defines an Event of Default with respect to any series of senior debt securities issued pursuant to the indenture. Events of Default on the senior debt securities are any of the following:

•

default in the payment of any interest on senior debt securities when it becomes due and payable, and the continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or a paying agent prior to the expiration of such 30-day period);

•	default in the payment of the principal of, or any premium on, senior debt securities when due and payable;

•

default in the performance or breach of any other covenant by us in the indenture (other than a covenant that has been included in the indenture solely for the benefit of another series of debt securities), which default continues uncured for a period of 90 days after we receive, by registered or certified mail, written notice from the trustee or we and the trustee receive, by registered or certified mail, written notice from the holders of not less than 25% in principal amount of the senior debt securities of the affected series outstanding as provided in the indenture;

•	certain events in bankruptcy, insolvency or reorganization with respect to us; and

•	any other Event of Default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

An Event of Default under one series of senior debt securities issued pursuant to the indenture does not necessarily constitute an Event of Default under any other series of senior debt securities. The indenture provides that the trustee may withhold notice to the holders of any series of senior debt securities issued thereunder of any default (other than payment defaults of which it has knowledge) if the trustee’s board of directors, executive committee, or a trust committee of directors or trustees and/or certain officers of the trustee in good faith determine it is in the interest of such holders to do so.

Remedies If an Event of Default Occurs. The indenture provides that if an Event of Default has occurred with respect to a series of senior debt securities and has not been cured, the trustee or the holders of not less than 25% in principal amount of the senior debt securities of that series may declare the entire principal amount of all the senior debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization with respect to us, the principal amount of all the senior debt securities will be automatically accelerated, without any action by the trustee or any holder. At any time after the principal of a series of senior debt securities shall have been declared due and payable, and before any judgment or decree for the payment of the amount due shall have been obtained or entered for such series of senior debt securities as provided in the indenture, the holders of a majority in aggregate principal amount of the senior debt securities of the affected series may by written notice to us and the trustee may, on behalf of the holders of the senior debt securities of the affected series, rescind and annul such acceleration and its consequences if:

•

we have paid or caused to be paid or deposited with the trustee an amount sufficient to pay all matured installments of interest upon the series of senior debt securities and the principal of and premium, if any, on the series of senior debt securities that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate expressed in the series of senior debt securities to the date of such payment or deposit), and

•

any and all Events of Default under the indenture with respect to such series, other than the nonpayment of principal on the series of senior debt securities that shall have become due solely by such declaration of acceleration, shall have been remedied or waived as provided in the indenture.

The indenture will provide that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee must exercise such rights and powers vested in it as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of the notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the senior debt securities, the following must occur:

•	you must give the trustee written notice that an Event of Default has occurred and remains uncured;

•

the holders of not less than 25% in principal amount of all outstanding senior debt securities of the affected series must make a written request that the trustee take action because of the Event of Default, and must offer indemnity to the trustee against the costs, expenses and other liabilities of taking that action; and

•

the trustee must have failed to take action for 60 days after receipt of the above notice and offer of indemnity and during such 60-day period, the trustee has not received a contrary instruction from holders of a majority in principal amount of all outstanding senior debt securities.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your senior debt securities on or after the due date of that payment.

We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the indenture and the senior debt securities, or else specifying any default. Additionally, upon becoming aware of any default, we will deliver a statement specifying such default to the trustee within thirty (30) days.

Satisfaction and Discharge

The indenture will cease to be of further effect as to any series of senior debt securities and the trustee, upon our demand and at our expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the indenture with respect to such series upon compliance with certain conditions, including:

(1)	either

•	our having delivered or caused to be delivered to the trustee for cancellation all senior debt securities of a series theretofore authenticated under the indenture; or

•

all senior debt securities of any series outstanding under the indenture not theretofore delivered to the trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and we shall have deposited with the trustee sufficient cash or U.S. government or U.S. government agency notes or bonds that will generate enough cash to pay, at maturity or upon redemption, all such senior debt securities of any series outstanding under the indenture;

(2)	our having paid all sums payable by us under the indenture, as and when the same shall be due and payable; and

(3)	our having delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions relating to the satisfaction and discharge of the indenture have been satisfied.

Defeasance

Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of senior debt securities issued under the indenture.

Full Defeasance. We can legally release ourselves from any payment or other obligations on the senior debt securities of any series (called “full defeasance”) if the following conditions are met:

•

we deposit in trust for your benefit and the benefit of all other direct holders of the senior debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the senior debt securities of that series on their various due dates;

•

there is a change in current U.S. federal income tax law or an IRS ruling that permits us to make the above deposit without causing you to be taxed on the senior debt securities any differently than if we did not make the deposit and instead repaid the senior debt securities ourselves when due; and

•	we deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above;

•	we deliver to the trustee an officer’s certificate and a legal opinion of our counsel, each stating that all conditions precedent relating to such full defeasance have been fulfilled; and

•

no Event of Default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing, on the date of such deposit.

If we ever accomplished full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the senior debt securities. You could not look to us for repayment in the event of any shortfall.

However, even if we make the deposit in trust and deliver an opinion as discussed above, a number of our obligations relating to the senior debt securities will remain. These include, among others, our obligation:

•	to register the transfer and exchange of senior debt securities;

•	to replace mutilated, destroyed, lost or stolen senior debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Purchasers of the senior debt securities should consult their own advisers with respect to the tax consequences to them of any deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Covenant Defeasance. Without any change in current U.S. federal income tax law, we can make the same type of deposit described above and be released from some of the covenants on the senior debt securities of any series. This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the senior debt securities. In order to achieve covenant defeasance, the following conditions must be met:

•

we deposit in trust for your benefit and the benefit of all other direct holders of the senior debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the senior debt securities of that series on their various due dates;

•

we deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit and be released from the relevant covenants without causing you to be taxed on the senior debt securities any differently than if we did not make the deposit and were not released from the covenants and instead repaid the senior debt securities ourselves when due;

•	we deliver to the trustee an officer’s certificate and a legal opinion of our counsel, each stating that all conditions precedent relating to such full defeasance have been fulfilled; and

•

no Event of Default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing, on the date of such deposit.

If we accomplish covenant defeasance, you can still look to us for repayment of the senior debt securities if there were a shortfall in the trust deposit. In fact, if one of the Events of Default occurred (such as our bankruptcy) and the senior debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver

There are three types of changes we can make to the indenture.

Changes Requiring Approval of the Holder. First, there are changes that cannot be made to the senior debt securities without specific approval of the holder. The following is a list of those types of changes:

•	change the stated maturity of the principal of or any installment of principal of or interest on any senior debt securities of such series;

•	reduce the principal amount of or the rate of interest thereon or any premium payable upon redemption of any senior debt securities of such series;

•	reduce the amount of principal payable at maturity or upon acceleration, redemption or a change of control or following an Event of Default;

•	change the place or currency of payment for the senior debt securities;

•	change the terms of or waive any redemption provisions;

•	impair the holder’s right to sue for the enforcement of any payment on or with respect to the senior debt securities;

•	reduce the percentage in principal amount of the senior debt securities of any series, the approval of whose holders is needed to modify or amend the indenture or the senior debt securities;

•

reduce the percentage in principal amount of the senior debt securities of any series, the approval of whose holders is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; and

•

modify any other aspect of the provisions dealing with modification and waiver of the indenture, except to increase the percentage required for any modification or to provide that other provisions of the indenture may not be modified or waived without consent of the holder of each security of such series affected by the modification.

Changes Not Requiring Approval. The second type of change does not require any approval of or vote by holders of the senior debt securities. This type is limited to the following types of changes:

•	cure any ambiguity, defect or inconsistency;

•

make such other provisions in regard to matters or questions arising under the indenture or under any supplemental indenture as our board of directors may deem necessary or desirable, and which does not in each case adversely affect the interests of the holders of the senior debt securities of a series;

•	comply with covenants in the indenture regarding mergers and sales of assets;

•	provide for uncertificated senior debt securities in addition to or in place of certificated senior debt securities;

•	add to the covenants of the Company or add any additional Events of Default for the benefit of any series of senior debt securities, or secure any series of the senior debt securities;

•	provide for the issuance of senior debt securities and establish the form, terms and conditions of such series, or issue additional senior debt securities of any series;

•	evidence and provide for a successor trustee and add to or change the provisions of the indenture to provide for or facilitate the administration of the trusts under the indenture; and

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

We may also make changes that affect only senior debt securities to be issued under the indenture at any time after the changes take effect without the approval of holders of senior debt securities previously issued under the indenture. We may make changes or obtain waivers that affect only certain series of senior debt securities without the approval of holder of unaffected senior debt securities under the indenture.

Changes Requiring a Majority Vote. Any other change to the indenture and the senior debt securities would require the following approval:

•	if the change affects only senior debt securities of one series, it must be approved by the holders of a majority in outstanding principal amount of the senior debt securities of that series;

•

if the change affects the senior debt securities as well as the senior debt securities of one or more other series issued under the indenture, it must be approved by the holders of a majority in outstanding principal amount of each series of senior debt securities affected by the change; and

•	in each case, the required approval must be given by written consent.

The same vote would be required for us to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or a waiver with respect to any other aspect of the indenture and the senior debt securities listed in the first category described previously under “Changes Requiring Approval of the Holder” unless we obtain your individual consent to the waiver.

Further Details Concerning Voting

The senior debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. The senior debt securities will also not be eligible to vote if they have been fully defeased as described above under “—Defeasance—Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding senior debt securities that are entitled to vote or take other action under the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for a vote or other action to be taken by holders of senior debt securities, that vote or action may be taken only by persons who are holders of outstanding senior debt securities on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten this period from time to time.

No Personal Liability of Incorporators, Stockholders, Officers, Directors

The indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the indenture or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee

The trustee will be appointed by us as paying agent, registrar and custodian with regard to the senior debt securities. The trustee or its affiliates may from time to time in the future provide banking and other services to us in exchange for a fee.

The indenture provides that, prior to the occurrence of an Event of Default with respect to the senior debt securities of a series and after the curing or waiving of all such Events of Default with respect to that series, the trustee will not be liable except for the performance of such duties as are specifically set forth in the indenture. If an Event of Default has occurred and has not been cured or waived, the trustee will exercise such rights and powers vested in it under the indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

Unclaimed Funds

All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the senior debt securities that remain unclaimed for a period ending on the earlier of 10 business days prior to the date the money would be turned over to the applicable state and two years after the date upon which the principal of, or premium, if any, or interest on such senior debt securities shall have become due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law

The indenture and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

FORMS OF SENIOR DEBT SECURITIES

Each senior debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of senior debt securities. Unless the applicable prospectus supplement provides otherwise, certificated senior debt securities will be issued in definitive form and global securities will be issued in registered form. Definitive senior debt securities name you or your nominee as the owner of the senior debt security, and in order to transfer or exchange these senior debt securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the senior debt securities to the trustee, registrar, paying agent or other agent, as applicable. Global senior debt securities name a depositary or its nominee as the owner of the senior debt securities represented by these global senior debt securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the senior debt securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered senior debt securities in the form of one or more fully registered global senior debt securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global senior debt securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the senior debt securities to be represented by registered global securities. Unless and until it is exchanged in whole for senior debt securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors to the depositary or those nominees.

Any specific terms of the depositary arrangement with respect to any senior debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those senior debt securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the senior debt securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the senior debt securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of senior debt securities take physical delivery of these senior debt securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the senior debt securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the senior debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the senior debt securities in definitive form and will not be considered the owners or holders of the senior debt securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on senior debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, or any agent of ours or agent of the trustees will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the senior debt securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying senior debt securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the senior debt securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the senior debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue senior debt securities in definitive form in exchange for the registered global security that had been held by the depositary. Any senior debt securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell senior debt securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the senior debt securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase senior debt securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our senior debt securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the senior debt securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the senior debt securities and any applicable restrictions.

The prospectus supplement with respect to the senior debt securities of a particular series will describe the terms of the offering of the senior debt securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the senior debt securities will be listed.

If any underwriters or agents are utilized in the sale of the senior debt securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the senior debt securities in respect of which the prospectus is delivered, we will sell such senior debt securities to the dealer, as principal. The dealer may then resell such senior debt securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer senior debt securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the senior debt securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase senior debt securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of senior debt securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the senior debt securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the senior debt securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such senior debt securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the senior debt securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the senior debt securities or any other senior debt securities the prices of which may be used to determine payments on such senior debt securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the senior debt securities or of any such other senior debt securities, the underwriters may bid for, and purchase, the senior debt securities or any such other senior debt securities in the open market. Finally, in any offering of the senior debt securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the senior debt securities in the offering if the syndicate repurchases previously distributed senior debt securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the senior debt securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your senior debt securities may be more than three scheduled business days after the trade date for your senior debt securities. Accordingly, in such a case, if you wish to trade senior debt securities on any date prior to the third business day before the original issue date for your senior debt securities, you will be required, by virtue of the fact that your senior debt securities initially are expected to settle in more than three scheduled business days after the trade date for your senior debt securities, to make alternative settlement arrangements to prevent a failed settlement.

The senior debt securities may be new issues of senior debt securities and may have no established trading market. The senior debt securities may or may not be listed on a national senior debt securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the senior debt securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the senior debt securities in respect of which this prospectus is being delivered will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended January 31, 2012, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.autodesk.com. Information accessible on or through our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the senior debt securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K), until the offering of the senior debt securities under the registration statement is terminated or completed:

•

Annual Report on Form 10-K for the fiscal year ended January 31, 2012, including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for the 2012 Annual Meeting of Stockholders;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2012, July 31, 2012 and October 31, 2012; and

•	Current Reports on Form 8-K filed on March 13, 2012, June 8, 2012 and August 23, 2012 (to the extent information is disclosed pursuant to Item 2.05 therein).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Autodesk, Inc.

111 McInnis Parkway,

San Rafael, California 94903

Attn: Investor Relations

(415) 507-5000

$750,000,000

$450,000,000 3.125% notes due 2020

$300,000,000 4.375% notes due 2025

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan

Wells Fargo Securities

Co-Managers

Citigroup	Morgan Stanley	US Bancorp

June 2, 2015